GLOBAL CUSTODIAL AND AGENCY SERVICES AGREEMENT NUSHARES ETF TRUST

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1

2.	APPOINTMENT OF CUSTODIAN AND ACCEPTANCE	3

3.	REPRESENTATIONS AND WARRANTIES	3

4.	ESTABLISHMENT OF ACCOUNTS	4

5.	ACCOUNT PROCEDURES	5

6.	INSTRUCTIONS	6

7.	PERFORMANCE BY THE CUSTODIAN	7

8.	AGENCY SERVICES: PORTFOLIO COMPOSITION	10

9.	AGENCY SERVICES: CREATION UNITS, SALES AND REDEMPTIONS	11

10.	TAX STATUS AND WITHHOLDING TAXES	13

11.	LIEN AND SET OFF	14

12.	EXAMINATION OF STATEMENTS; RECORDS AND ACCESS; AUDIT	15

13.	USE OF THIRD PARTIES	16

14.	SCOPE OF RESPONSIBILITY	17

15.	SUBROGATION	19

16.	INDEMNITY	20

17.	NOTICES AND ACTIONS RELATED TO SECURITIES	20

18.	INFORMATION AND DATA PROTECTION	21

19.	ADVERTISING	21

20.	COMPENSATION OF CUSTODIAN	21

21.	CONFLICTS OF INTEREST	21

22.	TERMINATION	22

23.	GOVERNING LAW AND JURISDICTION	22

24.	MISCELLANEOUS	22

Exhibits, Schedules or Annexes:

• Appendix A: Provisions Applicable to the services of Non-US (“foreign”) Custodians and Depositories

• Appendix B: List of Funds
• Appendix C: Confidentiality and Data Privacy Conditions Annex
• Appendix D: U.S. Special Resolution Regime Recognition Annex

THIS GLOBAL CUSTODIAL AND AGENCY SERVICES AGREEMENT (the “Agreement”) is made effective as of September 1, 2023, by and between Nushares ETF Trust, the Client (as defined below), a management investment company organized under the laws of the Commonwealth of Massachusetts as a Massachusetts business trust and registered with the Commission under the Investment Company Act of 1940, as amended (the “1940 Act”) , located at 333 West Wacker Drive, Chicago, IL 60606 (the “Trust”) on behalf of each open-ended management investment company listed on Appendix B of the Agreement attached hereto, as such appendix may be amended from time to time, severally and not jointly (each, a “Fund” and all such management investment companies and Trust collectively, the “Client”), and Citibank, N.A. acting through its offices or branch located in the state of New York (“Citibank” or the “Custodian”).

WITNESSETH:

WHEREAS, each Fund is an open-end management investment company registered with the United States Securities and Exchange Commission (the “SEC”) under the 1940 Act;

WHEREAS, the Client will issue and redeem shares of each Fund (“Shares”) only in aggregations of Shares known as “Creation Units,” as more fully described in the currently effective prospectus and statement of additional information of the Client and each Fund (collectively, the “Prospectus”);

WHEREAS, the Client wishes to employ Citibank to act as custodian for the Trust and to provide related services, all as provided herein, and Citibank is willing to accept such employment, subject to the terms and conditions herein set forth;

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, the Client and Citibank, intending to be legally bound, mutually covenant and hereby agree, as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions.

‘‘Administrative Support Provider” means those persons selected by the Custodian to perform ancillary services of a purely administrative nature such as couriers, messengers or other commercial transport systems.

“Agreement” means this Global Custodial and Agency Services Agreement (including the Annex and any other applicable terms) agreed to by the Client and the Custodian.

“Authorized Participant” has the meaning as set forth in Rule 6c-11 under the 1940 Act.

“Authorized Person” means the Client, acting on behalf of a Fund, or any person (including any individual or entity) with authority to act on behalf of the Client in the performance of any act, discretion or duty under this Agreement (including, for the avoidance of doubt, any officer or employee of such person) in a notice reasonably acceptable to the Custodian.

“Cash” means all cash or cash equivalents in any currency received or held on the terms of this Agreement.

“Cash Value” means the value of Cash components required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations by a Fund.

“Citi Organization” means Citigroup, Inc. and any company or other entity of which Citigroup, Inc. is directly or indirectly a shareholder or owner. For purposes of this Agreement, each branch of Citibank, N.A. or any affiliate will be deemed a separate member of the Citi Organization.

“Clearance System” means any clearing agency, settlement system, payments system, or depository (including any entity that acts as a system for the central handling of Securities (as defined below) in the country where it is incorporated or organized or that acts as a transnational system for the central handling of Securities) used in connection with transactions relating to Securities, whether or not acting in that capacity, or other financial market utility or organized trading facility used in connection with transactions relating to Securities or Cash and any nominee of the foregoing.

“Confidentiality and Data Privacy Conditions” or “CDPC” means the confidentiality and data privacy terms attached to this Agreement as Appendix C.

“Confidential Information” has the meaning assigned thereto in the Confidentiality and Data Privacy Conditions.

“Fund” shall mean each open-ended management investment company listed on Appendix B of this Agreement.

“Instructions” means any and all instructions (including directions, approvals, consents and notices) received by the Custodian from an Authorized Person effected through any electronic medium or system or manually agreed between the Client, on behalf of a Fund, and the Custodian.

“Market Infrastructure” means public utilities, external telecommunications facilities and other common carriers of electronic and other messages, and external postal services. Market infrastructures are not delegates or agents of the Custodian.

“Portfolio Components” means the Securities component together with the Cash Value required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of a Fund.

“Securities” means any financial asset or property (other than Cash) from time to time held for the Client, on behalf of a Fund, under the terms of this Agreement, including any security entitlement or similar interest or right; provided, however, each financial asset must be (i) a security dealt in or traded on securities exchanges for which settlement normally occurs in a Clearance System, or (ii) a certificated security in bearer form or registered (or to be registered) in the name of the Custodian or its Agent and transferable by delivery of a certificate with endorsement to a subsequent holder, or (iii) a book-entry security that is publicly offered to investors under the applicable laws (but settled outside a Clearance System) including, but not limited to an interest in an investment company where the interest is registered in the name of the Custodian or its Agent. Securities do not include other financial assets or physical evidence of such other financial assets including loans, participations, contracts, subscriptions and confirmations, which the Custodian shall accept only on terms as agreed in writing by the Custodian.

“Subcustodian” means any eligible sub-custodian or other similar person appointed by the Custodian to hold Securities or Cash until its appointment terminates but does not include any Clearance System.

“Taxes” means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities, including additions to tax, penalties and interest imposed on or in respect of (i) Securities or Cash, (ii) the transactions effected under this Agreement, or (iii) the Client; provided “Taxes” does not include income or franchise taxes imposed on or measured by the net income of the Custodian or its Agents.

1.2.	Interpretation.

References in this Agreement to schedules, appendices, or annexes shall be deemed to be references to schedules, appendices, or annexes attached hereto, the terms of which shall be incorporated into and form part of this Agreement.

2.	APPOINTMENT OF CUSTODIAN AND ACCEPTANCE

2.1.

Appointment of the Custodian. The Client hereby selects and appoints the Custodian to serve as custodian of assets of its Funds, including securities which the Fund desires to be held in places with the United States (“domestic securities”) and securities it desires to be held outside of the United States (“foreign securities”) by placing the Client’s signature hereunder and the Custodian hereby accepts such appointment to provide services under the terms of this Agreement. All investments of the Trust delivered to the Custodian, Subcustodians or other Agents shall be dealt with as provided in this Agreement. The duties of the Custodian with respect to the Trust’s investments shall be only as set forth expressly in this Agreement which duties are generally comprised of safekeeping and various administrative duties that will be performed in accordance with Instructions and as reasonably required to effect Instructions. The terms of this Agreement shall apply separately and respectively to each Fund.

2.2.

Sole Obligation of the Custodian. The Client understands and agrees that (i) the obligations and duties of the Custodian will be performed only by the Custodian and are not obligations or duties of any other member of the Citi Organization, and (ii) the rights of the Client with respect to the Custodian extend only to such Custodian and, except as provided by law, do not extend to and are not payable by any other member of the Citi Organization.

3.	REPRESENTATIONS AND WARRANTIES

3.1.

General. Each party to this Agreement hereby represents and warrants at the date this Agreement is entered into and any custodial service is used or provided that (i) it has the legal capacity under its constitutional or organizational documents and authority to enter into and perform its obligations under this Agreement; (ii) it has the power and authority under applicable law to sign and perform its obligations under this Agreement; (iii) this Agreement is duly authorized and signed and is its legal, valid and binding obligation; (iv) any consent, authorization or instruction required in connection with its execution and performance of this Agreement has been provided by any relevant third party; (v) it has obtained and is in compliance with all necessary and appropriate government and regulatory permissions, consents, approvals and authorizations for the purposes of its entry into and performance of the Agreement; and (vi) its entry into and performance of the Agreement will not violate or breach any applicable law or regulation.

3.2.

Client. The Client represents and warrants at the date this Agreement is entered into and any custodial service is used as follows: (i) it has authority to deposit the Securities in the Custody Account and the Cash in the Cash Account; (ii) there is no claim or encumbrance that adversely affects any deposit with any Clearance System or delivery of Securities, or payment of Cash made in accordance with this Agreement (unless otherwise notified to the Custodian); (iii) except as provided in this Agreement, it has not granted any person a lien, security interest, charge or similar right or claim against Securities or Cash; (iv) except as provided in this Agreement, it has not relied on any oral or written representation made by the Custodian or any person on its behalf other than those set forth in this Agreement; (v) it will comply in all material respects with all laws applicable to the subject matter of the services provided under this Agreement and its receipt of the services; (vi) it represents that the Trust is not a resident in or organized under the laws of any country with which transactions or dealings are prohibited under a Sanctions Regime; (vii) it will not use funds or any service or product contemplated by this Agreement, including a Custody Account or the Cash Account, in a manner that could cause or result in a violation by the Custodian or any member of the Citi Organization of any sanctions administered or enforced by any relevant sanctions authority, including the United States, the European Union, any member state of the European Union and the United Nations; and (viii) neither it nor any of its subsidiaries, nor to the best of its knowledge, any of their directors, officers, employees, agents or affiliates, and no customer for which it is using services under this Agreement is the subject of such sanctions, or is located, organized or resident in a country or territory that is the subject of such sanctions.

3.3.

Custodian. The Custodian hereby represents, warrants, covenants and acknowledges at the date this Agreement is entered into by the Custodian as provided in this Agreement as follows: (i) it is duly organized and is validly in good standing in its jurisdiction of organization; (ii) it has the requisite power and authority under applicable law and its Governing Documents to enter into, and perform its obligations under this

Agreement; (iii) all requisite proceedings and actions have been taken to authorize it to enter into and perform this Agreement; (iv) this Agreement constitutes the legal, valid and binding obligation of the Custodian, enforceable in accordance with its terms; (v) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it; (vi) the person entering into this Agreement on behalf of the Custodian represents that he or she has the authority to execute this Agreement on behalf of the Custodian; (vii) it has adopted and maintains commercially reasonable facilities and procedures designed to provide for continued services in the event of an emergency or disaster; and (viii) the is a bank that is suitably qualified to serve as the custodian of the Client pursuant to Section 17(f) of the 1940 Act and the rules and regulations thereunder.

4.	ESTABLISHMENT OF ACCOUNTS

4.1.

Accounts and Designation of Accounts. The Client instructs the Custodian to establish and maintain a separate Custody Account and a Cash Account for each Fund and shall credit the applicable Custody Account or Cash Account of each Fund with all Securities and Cash, as applicable, received by it for the account of such Fund and shall charge such Cash Account or Custody Account with the liabilities of such Fund. The Client may give an Instruction to establish additional Custody Accounts or Cash Accounts from time to time. The Custodian shall promptly notify the Client if the Custodian does not accept any Securities or Cash in a Custody Account or Cash Account.

4.2

Identification. The Custodian shall identify on its records each Custody Account and Cash Account in the name of the Client on behalf of a particular Fund or such other name as the Client may reasonably designate and will indicate that Securities do not belong to the Custodian and are segregated from the Custodian’s assets.

4.3.	Segregation.

4.3.1.

To the extent reasonably practicable, the Custodian will hold a Fund’s Securities with a Subcustodian only in an account which holds exclusively assets held by the Custodian for that Fund, and will direct each Subcustodian to identify on its books that a Fund’s Securities are held for the account of the Custodian as custodian for that Fund. In this regard, the Custodian shall identify Securities on its records in a manner so that it is readily apparent the Securities held in a Custody Account (i) belong to the Client on behalf of a Fund, (ii) do not belong to the Custodian or any other clients of the Custodian, and (iii) are segregated on the books and records of the Custodian from the Custodian’s and its other clients’ assets. The Custodian will hold Securities in such manner that they should not become available to the insolvency administrator or creditors of the Custodian. If the foregoing is not reasonably practicable, the Custodian will notify the client of such fact and indicate under what designation a Fund’s Securities are held with a particular Subcustodian. The Custodian will direct each Subcustodian, to the extent practicable, to hold Securities in a Clearance System only in an account of the Subcustodian which holds exclusively assets held by the Subcustodian for its customers and that has been so identified on the books and records of the Clearance System or that is identified at the Clearance System in the name of a nominee of the Custodian or Subcustodian used exclusively to hold Securities for customers.

4.3.2.

Any Securities deposited by the Custodian with a Subcustodian will be subject only to the instructions of the Custodian, and any Securities held in a Clearance System for the account of a Subcustodian will be subject only to the instructions of the Subcustodian.

4.3.3

The Custodian shall require the Subcustodian to identify on its records in a manner so that it is readily apparent that the Securities (i) do not belong to the Custodian and are held by the Custodian for and belong to clients of the Custodian, (ii) do not belong to the Subcustodian or other clients of the Subcustodian, and (iii) are segregated on the books and records of the Subcustodian from the Subcustodian’s and its other clients’ assets. The Custodian shall not and shall require that its Subcustodians do not, lend, pledge, hypothecate or rehypothecate any Securities without the Client’s consent.

4.3.4.

Custodian shall and shall require any Subcustodian to agree to hold Securities in a Clearance System only in an account that holds assets exclusively belonging to its clients and that has been so identified on the books and records of the Clearance System or that is identified at the Clearance System in the name of a nominee of the Custodian or sub-custodian used exclusively to hold Securities for clients. In certain markets, the Custodian or its sub-custodian may open an account at a Clearance System in the name of the Client or its customer, as required by the rules of the Clearance System.

4.3.5.

The Custodian shall and shall require any Subcustodian to record book-entry Securities or uncertificated Securities settled outside a Clearance System on the books and records of the applicable transfer agent or registrar (or the issuer if none) in a way that identifies that the Securities are being held by the Custodian or its Subcustodian as custodian for clients and are not assets belonging to the Custodian or the sub-custodian, if applicable. The Custodian shall and shall require any Subcustodian to hold certificated Securities in registered or bearer form in its vault segregated from certificates held for itself and/or any other clients.

4.3.6.

The Custodian shall upon receipt of Instructions on behalf of each applicable Fund, establish and maintain a segregated account or accounts for and on behalf of each such Fund, into which account or accounts may be transferred Cash and/or Securities (a) in accordance with the provisions of any agreement among the Client on behalf of the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and a member of the Financial Industry Regulatory Authority (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the U.S. Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (b) for purposes of segregating Cash or government securities in connection with options purchased, sold or written by the Fund or in connection with commodity futures contracts or options thereon purchased or sold by the Fund, and (c) for any other purpose in accordance with Instructions.

4.3.7.

In the event of a loss of Securities for which loss the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Securities, or in the event that such replacement cannot be effected, the Custodian shall pay to the Trust the fair market value of such Securities based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss, or such other amount as shall be agreed by the parties.

4.4.	Status of Client

Custodian understands that the Client is an exchange-traded investment company, registered with the SEC under the 1940 Act. The Client issues several separate Funds and the Client’s Securities and Cash, as well as its liabilities, are, and shall be, allocated to each such Fund in accordance with the Client’s Instructions. This Agreement is executed by the Client with respect to each of its Funds and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Client individually. Notwithstanding any other provision in this Agreement to the contrary, each and every obligation, liability or undertaking of a particular Fund under this Agreement shall constitute solely an obligation, liability or undertaking of, and be binding upon, such particular Fund and shall be payable solely from the available assets of such particular Fund and shall not be binding upon or affect any assets of any other Fund.

5.	ACCOUNT PROCEDURES

5.1.

Denomination of Securities. The Client, on behalf of each Fund, shall bear the risk and expense associated with investing in Securities or Cash denominated in any currency, but the foregoing shall not relieve the Custodian of meeting its standard of care provided in Section 14 of this Agreement.

5.2.

Payments. The Client, on behalf of a Fund, will transfer to the Custodian on closure of a Cash Account and otherwise on demand from the Custodian sufficient immediately available funds to cover any debit balance on a Cash Account. The Custodian may at any time cancel any extension of credit.

5.3.

Cash Held as Banker. In holding cash in a Cash Account, the Custodian is acting as banker, and the Custodian is not acting as trustee or in trust with respect to maintaining the deposit of cash or in connection with any cash transfer or transaction, including foreign exchange, effected pursuant to this Agreement. The Custodian is not obliged to make a credit or debit to the Cash Account before receipt by the Custodian of a corresponding and final payment in cleared funds. If the Custodian makes a credit or debit before such receipt, the Custodian may at any time reverse all or part of the credit or debit (including any interest thereon), make an appropriate entry to the Cash Account, and if it reasonably so decides, require repayment of any amount corresponding to any debit.

5.4.

Deliveries of Securities. If the Custodian has received instructions that would result in the delivery of Securities exceeding credits to the Custody Account for that Security, the Custodian may reject the instructions or may decide which deliveries it will make (in whole or in part and in the order it selects).

6.	INSTRUCTIONS

6.1.

The Custodian, subject to the standard of care provided in Section 14 of this Agreement, is entitled to rely and act upon Instructions of any Authorized Person until the Custodian has received notice of any change from the Client and has had a reasonable time to note and implement such change. The Custodian is authorized to rely upon any Instructions received by any means, provided that the Custodian and the Client have agreed upon the means of transmission and the method of identification for the Instructions. In particular:

(i) The Client, on behalf of a Fund, and the Custodian will comply with security procedures designed to verify the origination of Instructions.

(ii) Subject to the standard of care set forth in Section 14, the Custodian is not responsible for errors or omissions made by the Client or resulting from fraud or the duplication of any Instruction by the Client. The Custodian, following the verification of the origination of an Instruction, may act on any Instruction by reference to an account number only, even if any account name is provided.

(iii) The Custodian, following verification of the origination of an Instruction, may act on an Instruction if it reasonably believes it contains sufficient information.

(iv) The Custodian may decide not to act on an Instruction where it reasonably doubts its contents, authorization, origination or compliance with any security procedures and will promptly notify the Client of its decision.

(v) If the Custodian acts on any Instruction sent manually (including facsimile or telephone), then, if the Custodian complies with the security procedures, the Client, on behalf of a Fund, will be responsible for any direct loss the Custodian may incur in connection with that Instruction; provided that the Custodian has satisfied the standard of care provided in Section 14 of this Agreement. The Client, on behalf of a Fund, expressly acknowledges that the Client is aware that the use of manual forms of communication to convey Instructions increases the risk of error, security and privacy issues and fraudulent activities.

(vi) Instructions are to be given in the English language.

(vii) The Custodian is obligated to act on Instructions only within applicable cut-off times on banking days when the Custodian and the applicable financial markets are open for business.

(viii) In some Securities markets, Securities deliveries and payments therefore may not be or are not customarily made simultaneously. Accordingly, notwithstanding the Client’s Instruction to deliver Securities against payment or to pay for Securities against delivery, the Custodian may make or accept payment for or delivery of Securities at such time and in such form and manner as. is in accordance with relevant local law and standard industry custom and practice (1) that the Custodian follows for U.S. exchange-traded fund clients in the relevant market, or (2) that the Custodian follows for financial institution customers generally in the event that the Custodian has no U.S. exchange-traded fund clients in the relevant market, but in all events subject to the standard of care set forth in Section 14. In addition, Custodian will consult with the Client at Client’s request (whether before and/or subsequent to Client’s entry into a new market) to describe the practices followed by U.S. exchange-traded fund clients in that market, to the extent known to the Custodian.

7.	PERFORMANCE BY THE CUSTODIAN

7.1.

Receipt, Delivery and Disposal of Securities. The Custodian shall, or shall instruct any other entity authorized to hold Securities under this Agreement, to receive or deliver Securities, and the Custodian shall credit or debit the appropriate Custody Accounts, in accordance with properly authorized Instructions from the Client. The Custodian or such authorized entity shall also receive in custody all stock dividends, rights and similar Securities issued in connection with Securities held hereunder, shall surrender for payment, in a timely manner, all items maturing or called for redemption and shall take such other action as the Client, on behalf of a Fund, may direct in properly authorized Instructions.

7.1.1.

Holding Securities. Except to the extent precluded by Section 8-501(d) of the Uniform Commercial Code as in effect in the State of New York (“UCC’’), the Custodian shall hold all Securities other than Cash, of a Fund of the Client that are delivered to it hereunder in a “securities account” with the Custodian for and in the name of such Fund and, except to the extent precluded by Section 8-501(d) of the UCC, shall treat all such assets, other than cash, as “financial assets” as those terms are used in the UCC. The Custodian shall at all times hold Securities held for the Client’s Funds either: (i) by physical possession of the certificated Securities or instruments representing such financial assets, in either registered or bearer form; or (ii) in book-entry form by maintaining “security entitlements,” within the meaning of the UCC, with respect to such financial assets with (A) a Clearance System in accordance with the provisions of Section 13.1. below or 13.2. or a Compulsory Depository in accordance with the provisions of Appendix A below. The standards for the performance of the duties and obligations of the Custodian under UCC Article 8, including without limitation Section 8-504 through Section 8-508, with respect to securities entitlements of the Client or its Fund(s) shall be as set forth in Section 14 of this Agreement.

7.1.2.

Delivery of Securities. Upon receipt of Instructions, the Custodian or Subcustodian shall make delivery of Securities which have been sold for the account of a Fund, but only against payment therefor in the form of: (1) cash, certified check, bank cashier’s check, bank credit, or bank wire transfer; (2) credit to the account of the Custodian or Subcustodian with a clearing corporation of a national securities exchange of which the Custodian or Subcustodian (or an agent of the Custodian or Subcustodian) is a member; or (3) credit to the account of the Custodian or Subcustodian with a Clearance System. Notwithstanding the foregoing, upon the receipt of Instructions: (i) in the case of the sale of Securities, the settlement of which occurs outside of the United States of America, such Securities shall be delivered and paid for in accordance with local custom and practice that is generally accepted by U.S. mutual funds (including, without limitation, delivery against expectation of receiving later payment), but in all events subject to the standard of care set forth in Section 14 hereof; (ii) in the case of the sale of Securities in which, in accordance with standard industry custom and practice that is generally accepted by mutual funds with respect to such Securities, the delivery of such Securities and receipt of payment therefor take place in different countries, the Custodian or Subcustodian may deliver such Securities and receive payment therefor in accordance with standard industry custom and practice for such Securities that is generally accepted by U.S. mutual funds, but in all events subject to the standard of care set forth in Section 14 hereof.

7.1.3.

Purchasing Securities. Upon receipt of Instructions, the Custodian or Subcustodian shall pay for and receive Securities purchased for the account of a Fund, provided that, payment shall be made by the Custodian or Subcustodian only upon receipt of the Securities by: (1) the Custodian or Subcustodian; (2) a clearing corporation of a national securities exchange of which the Custodian or Subcustodian is a member; or (3) a Clearance System. Notwithstanding the foregoing, upon receipt of Instructions: (i) in the case of the purchase of Securities, the settlement of which occurs outside of the United States of America, the Custodian or Subcustodian may make payment therefor and receive delivery of such Securities in accordance with local custom and practice that is generally accepted by U.S. exchange-traded funds in the country in which the settlement occurs (including delivering money against expectation of receiving later delivery of such Securities), but in all events subject to the standard of care set forth in Section 14 hereof; and (ii) in the case of the purchase of Securities in which, in accordance with standard industry custom and practice that is generally accepted by U.S. mutual fund, the receipt of such Securities and the payment therefor take place in different countries, the Custodian or Subcustodian may receive delivery of such Securities and make payment therefor in accordance with standard industry custom and practice for such Securities generally accepted by U.S. mutual funds, but in all events subject to the standard of care set forth in Section 14 hereof.

7.1.4.

Collection of Income. The Custodian shall, and shall cause each Subcustodian to: (a) collect amounts due and payable to a Fund with respect to the Fund’s Securities; (b) promptly credit to the account of each applicable Fund all income and other payments relating to Securities held by the Custodian hereunder upon the Custodian’s receipt of such income or payments or as otherwise agreed in writing by the Custodian and the Client, on behalf of a Fund; (c) promptly endorse and deliver any instruments required to effect such collections; and (d) promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income, capital gains or other payments with respect to Fund Securities and other assets of each applicable Fund, or in connection with the purchase, sale or transfer of such Securities or other assets. The Custodian shall promptly notify the Client, on behalf of a Fund, in writing by facsimile transmission, electronic communication, or in such other manner as the Client, on behalf of a Fund, and the Custodian may agree in writing, if any amount payable with respect to Securities of a Fund is not received by the Custodian when due. In the event that extraordinary measures are required to collect such income, the Client, on behalf of a Fund, and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

7.1.5.

Payment of Income. Upon receipt of Instructions, the Custodian shall pay or cause to be paid, all bills, statements, or other obligations of each Fund. Such Instructions shall specify (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

7.2.

Registration. Securities held hereunder may be registered in the name of the Custodian, any entity authorized to hold Securities under this Agreement or a nominee of the Custodian or any such authorized entity, and the Client, on behalf of a Fund, shall be informed upon request of all such registrations.

7.3.	Cash Accounts.

7.3.1.

All cash received or held by the Custodian or by any entity authorized to hold Securities or Cash under this Agreement hereof as interest, dividends, proceeds from transfer, and other payments for or with respect to Securities or in consideration of the sale of Fund shares shall be (x) held in the Cash Account of each Fund and paid out in accordance with properly authorized Instructions of the Client, on behalf of a Fund, received by the Custodian or (y) if specified in the Client’s Instructions, converted to or from U.S. dollars and held by the Custodian hereunder or remitted to the Client, on behalf of a Fund, subject to Section 7.6. of this Agreement. The Client, on behalf of a Fund, shall bear any foreign exchange risk in connection with such conversion.

7.3.2.

The Client, on behalf of a Fund, agrees with respect to the payment for all purchases of Securities for a Fund to be deposited in the Custody Account of such Fund, that funds of such Fund for settlement will be on deposit by the settlement date at the location of settlement, in good available funds and in the currency of settlement, subject to Section 7.6. of this Agreement. The Client, on behalf of a Fund, acknowledges that nothing in this Agreement shall obligate the Custodian to extend credit, grant financial accommodation or otherwise advance moneys to the Client, on behalf of a Fund, for the purpose of making any such payments or part thereof or otherwise carrying out any Instructions.

7.4.	Custodial Duties Requiring Instructions. The Custodian shall carry out the following actions only upon receipt of and in accordance with specific Instructions:

(i) make payment for and/or receive any Securities or deliver or dispose of any Securities except as otherwise specifically provided for in this Agreement;

(ii) deal with rights, conversions, options, warrants and other similar interests or any other discretionary right in connection with Securities; and

(iii) carry out any action affecting a Securities or a Custody Account or Cash or a Cash Account other than those specified in Section 7.5. below, but in each instance subject to the agreement of the Custodian.

7.5.	Non-Discretionary Custodial Duties. Absent a contrary Instruction, the Custodian shall carry out the following without further Instructions:

(i) in the name of the Client, on behalf of a Fund, or on its behalf, sign any affidavits, certificates of ownership and other certificates and documents relating to Securities which may be required (i) to obtain any Securities or Cash or (ii) by any tax or regulatory authority;

(ii) collect, receive, and/or credit a Custody Account or Cash Account, as appropriate, with all income, payments and distributions in respect of Securities and any capital arising out of or in connection with Securities (including all Securities received by the Custodian as a result of a. stock dividend, bonus issue, share sub-division or reorganization, capitalization of reserves or otherwise) and take any action necessary and proper in connection therewith;

(iii) exchange interim or temporary receipts for definitive certificates, and old or overstamped certificates for new certificates;

(iv) transmit promptly to the Client notices, circulars, reports, announcements and similar written information that the Custodian has received, in the course of acting in the capacity of custodian, concerning Securities held on the Client’s behalf that require discretionary action (In this regard, the Custodian is authorized to accept and open on the Client’s behalf all mail or communications received by it or directed in its care);

(v) make any payment by debiting a Cash Account or any other designated account of the Client, on behalf of a Fund, with the Custodian as required to effect any Instruction; and

(vi) attend to all non-discretionary matters in connection with anything provided in this Section 7.5. or any Instruction.

7.6.	Foreign Exchange Transactions.

7.6.1.

Foreign Exchange Transactions Other Than as Principal Upon Receipt of Instructions. The Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Fund with such currency brokers or banking institutions as the Client, with respect to a Fund, may determine and direct pursuant to Instructions. The Custodian shall be responsible for the transmission of cash and instructions to and from the currency broker or banking institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements evidencing or relating to such foreign exchange transactions and the maintenance of proper records as set forth in Section 12. The Custodian shall have no duty with respect to the selection of the currency brokers or banking institutions with which Client deals on behalf of its Funds or, so long as the Custodian acts in accordance with Instructions, for the failure of such brokers or banking institutions to comply with the terms of any contract or option, unless such currency broker or banking institution is a parent, subsidiary, or is otherwise affiliated with Custodian.

7.6.2.

Foreign Exchange Contracts as Principal. When acting as principal, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Fund, subject to such pricing schedule as has been mutually agreed upon by the parties. In acting as principal, the Custodian shall be responsible for the selection of the currency brokers or banking institutions and the failure of such currency brokers or banking institutions to comply with the terms of any contract or option.

7.6.3.

Execution and Time Stamps. In effecting currency transactions under this sub-section 7.6.3., the Custodian will use exchange rates reasonable in the relevant market at the time and for the size of the transaction and reflecting any spreads agreed with the Client. Where the relevant market is closed at the time of execution and/ or there is no active pricing for the relevant currency or if prevailing exchange rates are not quoted for any other reason, the Custodian will book the foreign exchange transaction once the market opens and/or the relevant currency is being actively quoted. When acting as principal, Custodian will execute orders promptly within the time standards for that market and will maintain time stamps (where available and if not available will provide commercially reasonable alternative proof of time of receipt and execution of the trade).

7.6.4.

Payments. Notwithstanding anything to the contrary contained herein, upon receipt of Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

7.7.

Securities Loans. Upon receipt of Instructions, the Custodian shall, in connection with loans of Securities by the Client on behalf of a Fund or its Securities lending agent, deliver Securities of such Fund to the recipient indicated in the Instruction. The Custodian will process Instructions upon receipt and will not hold any Instructions received via an authenticated means. The Custodian will not track collateral and shall not be held liable for deliveries made prior to receipt of collateral.

8.	AGENCY SERVICES: PORTFOLIO COMPOSITION

8.1.

Determination of Creation Deposit. Subject to and in accordance with directions and information provided by the Client’s sponsor (the “Sponsor”) and the Fund’s accountant (the “Fund Accountant”), in each case as identified by the Client, the Client’s policies, as adopted from time to time by the Board of Trustees of the Client (the “Board”), and procedures set forth in the Prospectus, the Custodian will determine for each Fund after the end of each trading day on the New York Stock Exchange (the “NYSE”) the following information required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of a Fund on such date:

(i) The identity and weighting of the Fund Components of a Creation Unit of such Fund for purposes of purchases in-kind and redemptions in-kind for standard and custom Creation Units. Identity and weighting of Fund Components for non-standard and negotiated Creation Units will be provided by the Sponsor by agreed upon deadlines.

(ii) Determine Cash Values as instructed.

(iii) The Custodian will provide (or cause to be provided) the Fund Components as instructed, and as required will provide such information to the National Securities Clearing Corporation (“NSCC”) for dissemination prior to the opening of trading on the NYSE on each day that the NYSE is open.

8.2.

Movements of Fund Components. In connection with purchases of Creation Units, the Custodian will monitor the receipt of the underlying Fund Components or the receipt of Cash as collateral in lieu of Securities pursuant to Instructions in accordance with Section 9 below, and will cause the delivery of Shares only upon confirmation that such Securities and/or Cash have settled in the applicable Custody Account or Cash Account. The settlement of Shares shall be aligned with the settlement of the underlying Fund Components.

In connection with redemptions of Creation Units, the Custodian will monitor the receipt of Shares or collateral in lieu of Shares and will release to the applicable Authorized Participant the underlying Fund Components pursuant to Instructions received in accordance with Section 9 of this Agreement.

9.	AGENCY SERVICES: CREATION UNITS, SALES AND REDEMPTIONS

9.1.

Sale of Shares. The Custodian will deposit into the Custody Account or Cash Account of the appropriate Fund, such payments (consisting of Securities and Cash, including Cash collateral) as are received from each Authorized Participant for purchase of Shares in Creation Units thereof issued or sold from time to time by a Fund. The Client’s distributor (“Distributor”) and the Transfer Agent each shall be the Client’s Authorized Person for advising the Custodian each day as to the Creation Units purchased by an Authorized Participant. The Custodian will provide timely notification to the Sponsor on behalf of each such Fund of any receipt by it of Fund Components as payments for Shares and instruct the Client’s transfer agent (“Transfer Agent”) as to the issuance of new Shares in Creation Units in connection with such payments; and the Custodian will effect the transfer of the Shares to the Authorized Participant through the NSCC or as otherwise required.

9.2.

Repurchases or Redemptions of Shares. From Securities and Cash held for a Fund as may be available for the purpose, the Custodian will deliver Fund Components, as required, for payment to Authorized Participants who have delivered to the Distributor proper instructions for the redemption or repurchase of Shares in Creation Unit aggregations, which will have been accepted by the Distributor. The Transfer Agent shall advise the Custodian each day as to the repurchase of Shares in Creation Units. The Custodian will transfer the applicable Fund Components to the Authorized Participant and instruct the Transfer Agent as to the cancellation of the corresponding Shares in Creation Units of the applicable Fund. Any cash redemption payment (less any applicable redemption transaction fee) due to the Authorized Participant on redemption will be effected through the NSCC or as otherwise required.

The Client understands and agrees that, in accordance with generally accepted settlement practices and customs in certain jurisdictions or markets in which Securities may be held, the Custodian may deliver Securities prior to the receipt of Shares of a Fund the redemption for which such Securities were being delivered. Any loss resulting from such “free” delivery of Securities will be at the risk of the Client without regard to whether any Instructions were for other delivery or receipt so long as the Custodian has acted in accordance with the Client’s procedures for the posting and accessing of Cash collateral in lieu of Securities and standard of care set forth in Section 14 of the Agreement.

9.3.

Acceptance of Collateral in Lieu of Fund Components or Shares. The Custodian shall accept Cash collateral in lieu of (i) any Securities required to be delivered by an Authorized Participant in connection with a sale of Shares pursuant to Section 9.1. of this Agreement or (ii) Shares in Creation Units required to be delivered by an Authorized Participant in connection with a repurchase or redemption of any such Creation Unit pursuant to Section 9.2. of this Agreement. The parties hereto acknowledge and agree that if a Fund participates in the Continuous Net Settlement System of the NSCC (“CNS”) then the Custodian shall have no responsibility for (i) calculating the amount of Cash collateral required to be delivered by any Authorized Participant or (ii) contacting such Authorized Participant to request the posting of any Cash collateral.

If any requisite Cash as collateral has not been received by the Custodian prior to 2:00 p.m. (Eastern Time) on the Settlement Date for the Shares being purchased (or Redemption Date for the Shares being redeemed), the Custodian will not be required to release the newly created Shares (or Fund Components underlying newly redeemed Shares); provided, however, that the Custodian shall make a good faith effort to release Shares or Fund Components where collateral is received after such time.

9.4.

Calculation of Collateral Amount. If a Fund participates in CNS (a “CNS Portfolio”), then the amount of Cash collateral, if any, required to be posted by each Authorized Participant with respect to such Portfolio (the “Required Collateral Amount”) shall be determined solely by NSCC. For each Portfolio that does not participate in CNS (each a “Non-CNS Portfolio”), on a daily basis, the Custodian will (i) calculate the amount of Cash collateral, if any, required to be delivered by each Authorized Participant and (ii) contact each Authorized Participant, as applicable, and request the Authorized Participant post collateral equal to the Required Collateral Amount. All fund transfers shall be made by Fed wire. The Required Collateral Amount varies based on the portion of Securities or Shares delivered to an Account by the Authorized Participant in connection with its purchase or redemption of Shares, as applicable, as of the relevant calculation date. The shortfall between the value of Securities delivered to the applicable Account and the value of the Securities component of a Creation Unit (the “Total Basket Value”) is referred to as the “Deficiency Amount.”

In connection with the purchase of Shares in any Non-CNS Portfolio by an Authorized Participant, the Required Collateral Amount shall be determined as stated in the Fund’s registration statement. In connection with the redemption of Shares by an Authorized Participant, the Required Collateral Amount shall be as stated in the Fund’s registration statement and assessed on the value of the total number of Shares underlying the applicable redemption order for each Creation Unit based on the trade date NAV of such Shares.

9.5.	Collateral Calls; Return of Collateral; Buy-Ins.

9.5.1.

Collateral Calls for CNS Portfolios. NSCC shall contact the applicable Authorized Participant and request the Authorized Participant to post additional collateral on any business day when the collateral posted is less than the Required Collateral Amount. Any call for additional collateral by NSCC shall be in NSCC’s sole discretion. The Custodian will not be required to call for additional collateral. The Authorize Participant must post 100% of such additional collateral to the relevant Account by CNS money movement. The Custodian will verify that the correct amount of additional collateral was timely received.

9.5.2.

Collateral Calls for Non-CNS Portfolios. The Custodian shall contact the applicable Authorized Participant and request the Authorized Participant to post additional collateral on any business day when the collateral posted is less than the Required Collateral Amount. Notwithstanding this, the Custodian will not be required to call for additional collateral and the Authorized Participant will not be required to post additional collateral unless the difference between the collateral posted and the Required Collateral Amount is at least $10,000 (the “Minimum Transfer Amount”); provided, that the Minimum Transfer Amount may be changed from time to time by mutual written consent of the parties. The Authorized Participant must post 100% of such additional collateral plus any applicable wire fee charged by the Custodian to the Authorized Participant to the extent that such shortfall was greater than or equal to the Minimum Transfer Amount. The Custodian will verify that the correct amount of additional collateral was timely received. The Custodian will copy the Sponsor on all collateral calls made to the Authorized Participant.

9.5.3.

Return of Collateral for CNS Portfolios. As Securities or Shares, as applicable, are delivered to the Custodian and the Deficiency Amount is reduced, NSCC will, in accordance with its practices and procedures, cause the Portfolio to return excess collateral to the Authorized Participant. Upon delivery of all required Securities or Shares, as applicable, to the Custodian by the Authorized Participant (either as a result of a buy-in or as a result of delivery by the Authorized Participant), NCSS shall cause the Portfolio to return all remaining collateral to the Authorized Participant. Collateral will be held by Custodian in a non-interest bearing account.

9.5.4.

Return of Collateral for Non-CNS Portfolios. As Securities or Shares, as applicable, are delivered to the Custodian and the Deficiency Amount is reduced, the Custodian will, as promptly as practicable, cause the Portfolio to return excess collateral to the Authorized Participant, less any applicable wire fee charged by the Custodian to the Authorized Participant, to the extent that the excess collateral is greater than or equal to the Minimum Transfer Amount (at least $10,000, or such other amount as may have been agreed to by mutual written consent of the parties). Upon delivery of all required Securities or Shares, as applicable, to the Custodian by the Authorized Participant (either as a result of a buy-in or as a result of delivery by the Authorized Participant), the Custodian shall return all remaining collateral to the Authorized Participant. Collateral will be held by Custodian in a non-interest bearing account.

9.5.5.

Buy-In. At any time the Sponsor may give the Custodian an Instruction to pay or transfer any collateral including for settlement of any Securities or Shares purchased by the Portfolio as a buy-in of any Securities or Shares not delivered by an Authorized Participant. The Custodian shall have no responsibility for determining if the Sponsor is authorized to effect any payment or transfer of collateral.

10.	TAX STATUS AND WITHHOLDING TAXES

10.1.

Information. The Client, on behalf of a Fund, will provide the Custodian, from time to time and in a timely manner, with information and proof (copies or originals) as the Custodian reasonably requests, as to the Client’s and/or the underlying beneficial owner’s tax status or residence. Information and proof may include, as appropriate, executing certificates, making representations and warranties, or providing other information or documents in respect of Securities, as the Custodian deems necessary or proper to fulfill obligations under applicable law. The Client shall notify the Custodian in writing within a reasonable amount of time, or any lesser period as stipulated under any applicable law or regulation, of the occurrence of any change in circumstances that causes any information or representation previously provided to the Custodian on a tax form or tax certification to be incorrect, e.g., a change in the Client’s country of residence or its legal entity classification, of if it ceases to be or becomes a financial institution. Law, regulation and authority, as used in this sentence, may be domestic or foreign. The Client further agrees to provide to the Custodian a new tax form or tax certification (and any necessary supporting documentation) that contains the correct information or representations

10.2.

Certain Tax Matters. Subject to and to the extent of receipt by the Custodian of relevant and necessary documentation and information with respect to the Client and its Funds that the Custodian has requested, the Custodian shall perform the following services, it being specifically understood and agreed that the Custodian shall not thereby or otherwise be considered Client’s tax advisor or tax counsel:

(i) Withholding. Custodian shall withhold or cause to be withheld the amount of tax which is required to be withheld under applicable tax law upon collection of any dividend, interest or other distribution with respect to any domestic or foreign Securities and proceeds or income from the sale or other transfer of such Securities held in custody with the Custodian.

(ii) Tax Rates. Custodian shall maintain tax entitlement accruals for possible tax benefits available in markets of investment and monitor tax entitlements and tax reclaim accruals based on current situations in markets of investment to protect a Fund’s entitlements.

(iii) Reduction at Source and Exemption Application. Where a Fund is eligible, based upon its fiscal domicile and legal structure, Custodian shall coordinate tax exemption applications and reduction at source documentation requirements and file the documentation with the appropriate market authorities on the Client’s behalf. Benefits offered are generally made available to the level specified by the relevant income tax treaty provision. The Custodian shall use reasonable efforts to:

1.	provide reasonable advance notification to the Client of what tax documentation and information is required from the Client for this purpose;
2.	discuss with the Client during the implementation process the tax documentation requirements and information required from the Client and provide pre-populated tax documentation to the Client;
3.	provide full support to the Client with regards to the completion of the tax documentation, including technical assistance in liaison with the Custodian’s corporate team; and
4.	promptly apply for appropriate tax relief (either by way of reduced tax rates at the time of an income payment or retrospective tax reclaims in certain markets as agreed from time to time).

(iv) Tax Reclaim Processing. Custodian shall file tax reclaims withheld on dividends and interest payments received by the Client for those markets in which the Custodian has notified the Client that it offers tax reclaims on an ongoing basis on behalf of the Client, with the filing frequency determined by local market practice and residency.

(v) Capital Gains Tax Compliance. Custodian shall work with the Client’s local tax consultants and its Subcustodians to maintain compliance with reporting, payment, and filing requirements.

(vi) Financial Transaction Tax and Reporting. In connection with a Fund’s transactions in Securities, the Custodian shall work with its Subcustodians to calculate and pay and remit to the appropriate governmental authority or other designated person any transaction tax, stamp duty, transfer tax or other similar tax or levy due on such transactions, provide any information required by such governmental authority or person, or by any agent performing tax-related services on behalf of the Fund, in connection with the payment of such tax or levy, and maintain compliance with any applicable reporting, payment, and filing requirements. In connection with the services described in this sub-clause 10.2(vi), the Custodian will carry out such services in accordance with local market practice in each jurisdiction where financial transaction and tax reporting has been implemented.

10.3.

The Client agrees that Taxes are the responsibility of the Client and shall be paid by the Client. The Client agrees the Custodian is authorized to deduct from any cash received or credited to the account of a Fund any taxes or levies required by any applicable law including without limitation (i) statute or regulation, (ii) a requirement of a legal, governmental or regulatory authority, or (iii) an agreement entered into by the Custodian and any governmental authority or between any two or more governmental authorities (applicable law as used in this sentence may be domestic or foreign), and that the Custodian is authorized to disclose any information required by any such governmental authority in relation to processing any claim for exemption from or reduction or refund of any taxes relating to Fund transactions and holdings. The Client agrees that the Custodian may debit any amount available in any balance held for the Client and apply such Cash in satisfaction of Taxes. The Custodian shall timely pay the full amount debited or withheld to the relevant governmental authority in accordance with the applicable law as provided in this Clause. If any Taxes become payable with respect to any prior credit to the Client by the Custodian, the Client agrees that the Custodian may debit any balance held for the Client in satisfaction of such prior Taxes. The Client shall remain liable for any deficiency and agrees that it shall pay it upon notice from the Custodian or any governmental authority. If Taxes are paid by the Custodian or any of its affiliates, the Client agrees that it shall promptly reimburse the Custodian for such payment to the extent not covered by withholding from any payment or debited from any balance held for the Client.

11.	LIEN AND SET OFF

11.1.

Lien. In addition to any other remedies available to the Custodian under applicable law, the Custodian hereby has, and the Client, on behalf of a Fund, hereby grants a continuing general lien on all Securities held in the Custody Account for a Fund until the satisfaction of liabilities (except such liabilities as may arise from the failure of the Custodian or a Subcustodian to meet the standard of care provided in Section 14) arising under this Agreement of the Client (in respect of that Fund only) to the Custodian with respect to any fees and expenses or credit exposures incurred in the performance of services under this Agreement on behalf of that Fund. The Custodian shall require each Subcustodian to agree that Securities and Cash will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Subcustodian.

11.2.

Set Off. To the extent permitted by applicable law and in addition to any other remedies available to the Custodian under applicable law, the Custodian may, without prior notice to the Client, set off any payment obligation owed to it by a Fund in connection with all liabilities (except such liabilities as may arise from the failure of the Custodian or a Subcustodian to meet the standard of care provided in Section 14) arising under this Agreement in connection with the Cash Account against any payment obligation owed by it to that Fund under this Agreement regardless of the place of payment or currency of either obligation (and for such purpose may make any currency conversion necessary).

11.3

Exercise of Rights. If the Client fails to pay the Custodian in respect of any extension of credit, is dissolved or becomes the subject of formal insolvency proceedings in any jurisdiction, or any step is taken against the Client to initiate insolvency proceedings in any jurisdiction, the Custodian may, without notice to the Client except as required by law, and at any time: (i) appropriate and apply all or any part of the Securities and Cash held under this Agreement by the Custodian against any or all obligations of the Client under this Agreement to the Custodian (whether matured or subject to any demand); (ii) sell all or any part of the Securities; and (iii)

exercise, in respect of the Securities and Cash, all the rights and remedies a party with a senior security or similar right would be entitled to exercise in such default under any applicable law.

12.	EXAMINATION OF STATEMENTS; RECORDS AND ACCESS; AUDITS

12.1.

Examination of Statements. As agreed by the Client, on behalf of a Fund, and the Custodian, communications, notices and announcements by the Custodian and statements with regard to a Custody Account and a Cash Account may be made available by electronic form and not in hard copy. The Custodian shall supply to the Client from time to time as mutually agreed upon statements or advises with respect to all Securities and Cash received into, held in or delivered from the Custody Account and the Cash Account.

12.2.	Access to Records.

12.2.1.

Upon request, the Custodian will provide its Service Organization Control (“SOC 1”) report issued under the Statement on Standards for Attestation Engagements No. 18 (“SSAE 18”). In addition, from time to time as requested, but such requests shall not exceed one request within any given twelve-month period, the Custodian will furnish the Client a “gap” or “bridge” letter that will address any material changes that might have occurred in the Custodian’s controls covered in the SOC 1 from the end of the SOC 1 report period through a specified requested date.

12.2.2.

The Client agrees that it shall pay reasonable charges for (a) document collection, duplication, review and retrieval and (b) making the Custodian personnel available for extraordinary periods as the Custodian may reasonably request in connection with audits, examinations or inspections.

12.2.3.

Upon termination of this Agreement, the Custodian may retain archival copies of the records of the Client maintained by the Custodian as part of the services provided to the Client under this Agreement (“Client Records”).

12.2.4.

The Custodian agrees to use reasonable efforts to furnish the Client with such information regarding Securities or Cash held hereunder as the Client, on behalf of a Fund, may reasonably request in connection with its complying with the request of any regulatory authorities having jurisdiction over the Client or its affiliates or investment managers. The Custodian shall maintain and keep current all records, books, and other documents relating to its activities and obligations under this Agreement to fully record all transactions effected with regard to a Custody Account or a Cash Account and in each instance sufficient to provide to the Client the information or reports specified under this Agreement. The Custodian shall allow the Client’s officers and the Client’s independent public accountants, agents or regulators reasonable access for inspection of the records of the Custodian relating to Securities or Cash as is required by the Client, on behalf of a Fund, in connection with an examination of the books and records pertaining to the affairs of the Client and will seek to obtain such access from each Subcustodian and Clearance System. All Client Records shall be the property of the Client, on behalf of a Fund,; provided, however, the Custodian may retain duplicate originals which shall be the property of the Custodian. The Custodian shall preserve such records as provided in Rule 31a-2 under the 1940 Act.

12.2.5.

The Custodian shall also, subject to restrictions under applicable law, seek to obtain from any entity with which the Custodian maintains the physical possession of any Securities in a Custody Account such records of such entity relating to the Custody Account as may be required by the Client, on behalf of a Fund, or its agents in connection with an internal examination by the Client, on behalf of a Fund, of its own affairs or requests of regulatory authorities. Upon a reasonable request from the Client, on behalf of a Fund, the Custodian shall use its best efforts to furnish to the Client, on behalf of a Fund, such reports (or portions thereof) of the external auditors of each such entity as relate directly to such entity’s system of internal accounting controls applicable to its duties under its agreement with the Custodian. To the extent it is permitted to do so, the Custodian shall promptly send to the Client reports the Custodian receives from any depository or clearing agency on its respective system of internal accounting control and shall send to the Client such reports on the Custodian’s own systems of internal accounting control as the Client, on behalf of a Fund, may reasonably request from time to time.

12.2.6.

Upon the reasonable request of the Client, copies of any books and records shall be provided by the Custodian to the Client or its authorized representative or any successor custodian. Upon the reasonable request of the Client, the Custodian shall provide in hard copy or on computer disc, or in any other format reasonably agreed, any records included in any such delivery which are maintained by the Custodian on a computer disc, or are similarly maintained. The Custodian agrees that it will store all records on media designed to protect their usability, reliability, authenticity and preservation for as long as they are needed for the Client to meet its recordkeeping obligations under this Agreement and consistent with the 1940 Act. The Custodian shall have documented policies, standards and guidelines for converting or migrating data from one record system to another. The Custodian agrees that systems for electronic records must be designed so that records will remain accessible, authentic, reliable and useable through any kind of system changes, for the entire period of the Client’s recordkeeping obligations under this Agreement and consistent with the 1940 Act, which includes, but is not limited to, migration to different software, representation in emulation formats or any other future ways of representing records. Where such processes do occur, evidence of these processes shall be retained, along with details of any variation in records design and format.

12.2.7.

The Custodian shall comply with the reasonable requests of the Client for information necessary to the requestor’s performance of its duties in connection with this Agreement, or compliance with applicable law, including, without limitation, requests by the Fund’s Auditor or review of books and records of the Fund in connection with this Agreement.

12.2.8.

In addition to the obligations of Section 12.1, upon request of the Fund (which shall include reasonable advance notice), Custodian shall grant reasonable access, during normal business hours, to the Fund’s duly authorized officers, employees, investment manager or adviser, agents and Auditor (with such officers, employees, agents and Auditor all being subject to compliance with Custodian’s confidentiality and security policies and procedures), to Custodian’s business facilities and personnel to the extent such facilities and personnel are used in connection with Custodian’s services to be provided hereunder, for the purposes of: (i) conducting a due diligence review of Custodian’s technology systems to be used in providing custodial services; (ii) performing an audit in accordance with the Fund’s own business continuity program(s); (iii) complying with regulatory requirements applicable to the Fund; and (iv) conducting an annual or other periodic compliance review or audit by the Fund’s Chief Compliance Officer(s) (“CCO”).

13.	USE OF THIRD PARTIES

13.1.	General Authority.

13.1.1.

Subject to the provisions of this Section 13 and Appendix A, the Custodian is hereby authorized to appoint eligible Subcustodians and Administrative Support Providers as its delegates and to use or participate in Market Infrastructures and Clearance Systems to perform any of the duties of the Custodian under this Agreement provided that the appointment or use of such Subcustodians, Administrative Support Providers, Market Infrastructures, or Clearance Systems shall not relieve the Custodian of the liabilities hereunder. Without limiting the foregoing, the Client authorizes the Custodian either directly or through one or more agents which, under the 1940 Act, are qualified to act as custodians for registered investment companies for any U.S. Securities held hereunder, to use the services of any United States central securities depository authorized under Rule 17f-4 under the 1940 Act including, but not limited to, The Depository Trust Company and the Federal Reserve Book Entry System (“U.S. Depositories”). The Custodian will deposit Securities held hereunder with a U.S. Depository only in an account which holds exclusively the assets of clients of the Custodian.

13.1.2.

Subject to the requirements of this Section 13, Appendix A hereto, and Rule 17f-7 under the 1940 Act, the Custodian or any Subcustodian may deposit and/or maintain Securities and Cash of a Fund held hereunder in an Eligible Securities Depository, as defined under Rule 17f-7, provided that such Securities are represented in an account of the Custodian or Subcustodian in an Eligible Securities Depository that holds exclusively assets of clients of the Custodian or Subcustodian. The Eligible Securities Depository shall be obligated to comply with the Custodian’s or a Subcustodian’s directions with respect to Securities held in such account, provided that the Securities held in such Account shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Custodian or Subcustodian (or either of their respective creditors), except a claim for reasonable payment for their safe custody or administration. The books and records of the Custodian shall at all times identify those Securities belonging to a Fund which are maintained in an Eligible Securities Depository.

13.1.3.

The Custodian shall promptly provide the Client with any report obtained by the Custodian on the system of internal accounting control of any depository in which Securities are deposited to the extent that the Custodian is permitted by such depository to forward such report to the Client, and with copies of any report regarding its own system of internal accounting control or that of any agent through which it deposits Securities in any depository, as Client may reasonably request. The Custodian shall send the Client a notice or advice of any transfers of Securities to or from the Custody Account of a Fund. Where Securities are transferred to the Custody Account of a Fund, the Custodian shall also, by book-entry or otherwise, identify as belonging to such Fund a quantity of Securities in a fungible bulk of Securities (i) registered in the name of the Custodian (or its nominee) or (ii) shown on the Custodian’s account on the books of the depository.

13.1.4.

Securities deposited with Clearance Systems hereunder will be subject to the laws, rules, statements of principle and practices of such Clearance Systems. Clearance Systems are not delegates of the Custodian.

13.1.5.	Additional provisions relating to the selection and oversight of Subcustodians and Clearance Systems, including non-U.S. depositories, are set forth in Appendix A annexed hereto.

13.2.

Responsibility for Clearance Systems and Market Infrastructures. The Custodian shall not be liable to the Client, on behalf of a Fund, for any loss, damage or expense suffered or incurred by the Client or any of its Funds resulting from the use by the Custodian of a Clearance System or Market Infrastructure, unless such loss, damage or expense is caused by, or arises from the failure of the Custodian to meet its standard of care as set out in Section 14 of this Agreement; provided however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against the Clearance System or Market Infrastructure to protect the interests of the Client and its Funds.

14.	SCOPE OF RESPONSIBILITY

14.1.

Standard of Care. The Custodian will act without negligence, willful misconduct, willful misfeasance, fraud, bad faith, reckless disregard of its duties and obligations under this Agreement and will perform its obligations with reasonable care, prudence, diligence and skill as determined in accordance with the standards and practices of a comparable provider of custody services for hire (taking into account the size and scope of Custodian’s operations) in the market or jurisdiction in which the Custodian performs services under this Agreement. The Custodian will cause each Subcustodian, Administrative Support Provider, agent or delegate to perform with reasonable care, prudence, diligence and skill as determined in accordance with the standards and practices of professional custodians or similar service providers, as applicable, in the market or jurisdiction in which the Subcustodian, Administrative Support Provider, agent or delegate performs services for the Custodian in connection with this Agreement and any Securities or Cash.

14.2.

Liability for Losses. The Custodian will be liable for the Client’s direct damages resulting from failure of the Custodian to meet its standard of care under this Section or a Citi employee, contractor or agent has breach any internal Citi policy related to the delivery of services under the Agreement. In addition, the Custodian will be liable for the Client’s direct damages resulting from the failure of any Subcustodian, Administrative Support Provider, or their nominee, agent or delegate to meet its standard of care under this Section; provided, however the liability of the Custodian for direct damages does not include any loss of Securities or Cash resulting solely by reason only of the liquidation or insolvency of any Subcustodian Administrative Support Provider so long as the Custodian has met its standard of care provided in this Section. Under no circumstances will either party be liable to the other party for special or punitive damages, or consequential loss or damage, or any lost profits, goodwill, business opportunity or business revenue in relation to this Agreement, whether or not the relevant loss was foreseeable, or that the party its delegates or its agent were advised of the possibility of such loss or damage.

14.3.

Mitigation of Damages. Upon the actual knowledge by any party of the occurrence of any event which may cause any loss, damage or expense to the party, the party shall as soon as reasonably practicable (i) notify the other party of the occurrence of such event and (ii) use its commercially reasonable efforts to take reasonable steps under the circumstances to mitigate or reduce the effects of such event and to avoid continuing harm to it.

14.4.	Limitations on the Custodian’s Responsibility.

14.4.1.

General. The Custodian is responsible for the performance of only those duties as are expressly set forth herein, including the performance of any Instruction given in accordance with this Agreement. The Custodian shall have no implied duties or obligations under this Agreement.

14.4.2.

Sole Obligations of the Custodian. The Client understands and agrees that (i) the obligations and duties of the Custodian will be performed only by the Custodian and its delegates or its agents and are not obligations or duties of any other member of the Citigroup Organization (including any branch or office of the Custodian) and (ii) the rights of the Client with respect to the Custodian extend only to such Custodian and any affiliated Subcustodian, except as provided by law, do not extend to any other member of the Citigroup Organization.

14.4.3.

No Liability for Third Parties. Except as provided in Section 14 hereof, the Custodian is not responsible under this Agreement for the acts, omissions, defaults or insolvency of any third party that is not a delegate or agent of the Custodian including, but not limited to, any broker, counterparty or issuer of Securities.

14.4.4.

Performance Subject to Laws. The Client understands and agrees that the Custodian’s performance of this Agreement, including acting on any Instruction, is subject to and shall be performed only in accordance with, the laws (including, without limitation, governmental and regulatory actions, orders, decrees, regulations and agreements entered into by the Custodian and any governmental authority or between any two or more governmental authorities, whether domestic or foreign) applicable to the Custodian or a member of the Citi Organization as a result of the jurisdiction in which it or its parent is organized or located or where the Custodian performs this Agreement, including the holding of any Securities or Cash, and the rules, participant requirements, operating procedures and practices of any relevant stock exchange, Clearance System or market where or through which Instructions are to be carried out and to which the Custodian is subject. Nothing in this Agreement will oblige the Custodian to take any action that will be in breach of or be in conflict with any legal limitation as provided herein.

14.4.5.

Prevention of Performance. Neither the Custodian nor the Client will be responsible for any failure to perform any of its obligations (nor will the Custodian be responsible for any unavailability of funds credited to a Cash Account) if such performance is prevented, hindered or delayed by a Force Majeure Event, provided that such failure to perform is not a result of a party’s failure to maintain and implement a business continuity plan as described below. In such case, a party’s obligations will be suspended for so long as the Force Majeure Event continues. “Force Majeure Event” means any event attributable to a cause beyond the reasonable control of the Custodian or the Client, such as restrictions on convertibility or transferability, requisitions, involuntary transfers, unavailability of communications system, sabotage, fire, flood, explosion, acts of God, civil commotion, strikes or industrial action of any kind, riots, insurrection, war or acts of government. Upon the occurrence of any Force Majeure Event, the party affected by that event will inform the other party to this Agreement and will use its reasonable efforts to mitigate any losses that the other party may suffer as a result thereof. For the avoidance of doubt, the Custodian confirms that it maintains and tests, not less than annually, disaster recovery plans and contingency back-up services.

Notwithstanding the foregoing, the Custodian shall:

(1) Maintain a comprehensive business continuity plan, which shall include provisions regarding disaster recovery and contingency back-up services, that is commercially reasonable for a provider of custodian services to investment companies registered under the 1940 Act and complies with the applicable laws, rules and regulations and shall test the adequacy of such plan at least annually. The Custodian shall provide an executive summary of such plan or discuss such plan upon request of the Client;

(2) Take reasonable steps to minimize service interruptions in the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Custodian’s control. The Custodian shall enter into and shall maintain in effect at all times during the term of this Agreement with appropriate parties one or more agreements making reasonable provision for (i) periodic back-up of the computer files and data with respect to the Client and (ii) emergency use of electronic data processing equipment to provide services under this Agreement; and

(3) In the event of business disruption that materially impacts the Custodian’s provision of services under this Agreement, the Custodian will promptly notify the Client of the disruption and the steps being taken in response.

14.4.6.

Validity of Securities. The Custodian shall exercise its standard of care as provided in Section 14 in receiving Securities but does not warrant or guarantee the form, authenticity, value or validity of any Security received by the Custodian. If the Custodian becomes aware of any defect in title or forgery of any Security, the Custodian shall promptly notify the Client.

14.4.7.

Capacity of Custodian. The Custodian is not acting under this Agreement as an investment manager, nor as an investment, legal or tax adviser to the Client. The Custodian’s duty is solely to act as a Custodian in accordance with the terms of this Agreement.

14.4.8.

Insurance/Fidelity Bond. The Custodian agrees to maintain insurance and fidelity bond coverage as appropriate for its activities and sufficient to comply with the requirements of the Custodian’s banking regulator; provided nothing in this Section 14.4.9. shall require the Custodian to insure any property.

14.4.9.

Client’s Reporting Obligations. The Client agrees that it shall be solely responsible for all filings, tax returns and reports relating to Securities or Cash as may be required by any relevant authority, whether governmental or otherwise.

14.4.10.

   Country Risk. The Client agrees that it shall bear all risks and expenses associated with investing in Securities or holding Cash denominated in any currency. The Client agrees that the Custodian will not be liable for country specific risks of loss or value or other restrictions resulting from country risk, including the risk of investing and holding Securities and Cash in a particular country or market such as, but not limited to, risks arising from (i) any act of war, terrorism, riot or civil commotion, (ii) investment, repatriation or exchange control restriction or nationalization, expropriation or other actions by any governmental authority, (iii) devaluation or revaluation of any currency, (iv) changes in applicable law, and (v) a country’s financial infrastructure and practices including market rules and conditions.

14.4.11.

   Limitation on Actions. Without prejudice to any other provision in this Agreement, this Clause 14 applies to all rights of the Client and obligations of the Custodian in respect of the activities contemplated by this Agreement, including, without limitation, any claims arising in connection with such activities that may be made against the Custodian, whether arising from breach of contract, tortious or similar acts, or otherwise.

15.	SUBROGATION

To the extent permissible by law or regulation and upon the Client’s request, the Client, on behalf of a Fund, shall be subrogated to the rights of the Custodian with respect to any claim (including a claim against a U.S. Depository if permitted under the agreement between the Custodian and the Depository) for any loss, damage or claim suffered by the Client, on behalf of a Fund, in each case to the extent that the Custodian fails to pursue any such claim or the Client, on behalf of a Fund, is not made whole in respect of such loss, damage or claim. Notwithstanding any other provision hereof, in no event is the Custodian obliged to bring suit in its own name or to allow suit to be brought in its name.

16.	INDEMNITY

16.1

Indemnity to the Custodian. The Client, on behalf of a Fund, agrees to indemnify the Custodian and to defend and hold the Custodian harmless from all losses, costs, damages and expenses (including reasonable legal fees) and liabilities for any claims, demands or actions (each referred to as a “Loss”), incurred by the Custodian in connection with this Agreement, except any Loss resulting from the negligence, bad faith, willful misconduct, or fraud of the Custodian, any Subcustodian, any Administrative Support Provider, or any of their nominees, agents or delegates. Under no circumstances will the Client, on behalf of a Fund, be liable to the Custodian for any indirect, consequential, incidental, exemplary, special or punitive damages, or any lost profits, goodwill, business opportunity or business revenue in relation to this Agreement, whether or not the relevant loss was foreseeable, or that the Client, on behalf of a Fund, was advised of the possibility of such loss or damage.

16.2

Indemnity to the Client. The Custodian agrees to promptly indemnify the Client, on behalf of a Fund, (including without limitation each and any of its respective officers, directors, employees, and representatives) for all losses, costs, damages and expenses (including reasonable legal fees incurred by the Client or such person in any action or proceeding between the Client and the Custodian or between the Client, on behalf of a Fund, and any third party) arising from or in connection with the performance of this Agreement (each referred to as a “Loss”), imposed on, incurred by, or asserted against the Client, on behalf of a Fund, in connection with or arising out of (i) the Custodian’s failure to exercise its standard of care under this Agreement, including the negligence, willful misconduct or fraud of the Custodian, any Subcustodian, any Administrative Support Provider, or any of their nominees, agents or delegates; provided, however, the obligation of the Custodian for any Loss shall not exceed the direct damages specified in Section 14 hereof or (ii) the Custodian’s breach of material representations and warranties.

16.3

Indemnification Procedures. In order that the indemnification provisions contained in this Section 16 shall apply, upon the assertion of a claim for which one party (the “lndemnitor”) may be required to indemnify another (the “lndemnitee”), the lndemnitee must promptly notify the Indemnitor of such assertion, and shall keep the Indemnitor advised with respect to all developments concerning such claim. The lndemnitor shall have the option to participate with the Indemnitee in the defense of such claim or to defend against said claim in its own name or in the name of the Indemnitee. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the Indemnitor may be required to indemnify it except with the lndemnitor’ s prior written consent.

17.	NOTICES AND ACTIONS RELATED TO SECURITIES

17.1

The Custodian shall promptly notify the Client of all official notices, circulars, reports and announcements (both mandatory and discretionary) in respect of Securities held for the Client received in its capacity as Custodian. With regard to events requiring discretionary action, the Custodian shall advise the Client of the applicable timeframe for taking any action elected by the Client. [The Custodian’s notice obligation does not include notices, circulars, reports and announcements in regard to a class action.]

17.2

The Custodian is responsible only for the form, accuracy and content of any notice, circular, report, announcement or other material prepared by the Custodian or its Agent, including translations. The Custodian is not responsible for inaccuracy or incompleteness of any information in notices or information prepared by other persons, including issuers or Clearance Systems, used by the Custodian to provide any notice to the Client or forwarded by the Custodian to the Client or for the failure of such persons to act to provide any information.

17.3

The Custodian shall act on discretionary matters in accordance with Instructions sent within applicable cut off times. The Client agrees that the Custodian will not participate in or take any action concerning any discretionary matter, including shareholder voting, if the Custodian does not receive a timely Instruction. Notwithstanding any other provision in this Agreement, the Custodian will be required to provide shareholder voting services only as specified in a separate proxy services letter agreement between the Custodian and the Client.

17.4.

The Client acknowledges that in some markets the Custodian or its Agent may be required to vote all Securities of a particular issue for all of its clients in the same way and may not be able to effect split voting without regard to any Instruction.

18.	INFORMATION AND DATA PROTECTION

Responsibilities of each party relating to the privacy and confidentiality of information are set forth in the Confidentiality and Data Privacy Conditions attached to this Agreement as Appendix C, and the parties agree to the terms specified in Appendix C.

19.	ADVERTISING

Neither the Client nor the Custodian will display the name, trademark or service mark of the other without the prior written approval of the other, nor will the Client display that of any member of the Citi Organization without prior written approval from the Custodian. The Client agrees that it shall not advertise or promote any service provided by the Custodian without the Custodian’s prior written consent. Nothing in this Section will prohibit the Client from identifying the Custodian as custodian for the Client’s Funds in any prospectus, statement of additional information, registration or regulatory filing or communication.

20.	COMPENSATION OF CUSTODIAN

The Client agrees to pay all fees and charges incurred from time to time for any services pursuant to this Agreement as determined in accordance with the terms of the fee agreement separately agreed by the Client and the Custodian, together with any other amounts payable to the Custodian under this Agreement. The Client agrees that the Custodian may debit the Cash Account to pay any such fees and charges, together with any other amounts payable to the Custodian under this Agreement. The Client agrees that all fees and charges paid to the Custodian shall be payable without deduction for Taxes, which are the responsibility of the Client.

21.	CONFLICTS OF INTERESTS

21.1

Compliance with Requirements. The Client acknowledges that the Custodian has arrangements in place to manage conflicts of interest (the “Conflicts Policy”). If the Custodian deems that the arrangements are not sufficient to reasonably prevent risks of damage to the Client, the Custodian shall clearly disclose the general nature and/or the sources of the conflict of interest to the Client before undertaking the relevant business with or for the Client.

21.2.

Information.  The Client acknowledges that members of the Citi Organization including Citibank, N.A. may separately provide services, including advisory, credit, and other financial services, to the Client or to other persons other than as custodian under this Agreement. In connection with those services the Custodian or its Agent may be prohibited by applicable law or by its Conflicts Policy or other policies from disclosing information of which it becomes aware or from accessing any information in relation to those services. As a result, the Client agrees that neither the Custodian nor any member of the Citi Organization is required or expected to disclose to the Client any non-public information it obtains in the course of providing services other than as Custodian. Also, the Client acknowledges that except as provided in this Agreement, the Custodian has no obligation to disclose to the Client any public or non confidential information it obtains from any source about which relates to any issuer, counterparty or other person, regardless of whether such information relates to any Security held or to be received for the Client.

21.3

Services to the Client or Custodian. The Client agrees that the Custodian may share any fees, profits and non-monetary benefits with any member of the Citi Organization or other third parties (including a person acting on their behalf) or receive fees, profits and non-monetary benefits from them in respect of the services provided pursuant to this Agreement. The Custodian shall provide details of the nature and amount of any such fees, profits or non-monetary benefits on the Client’s written request.

22.	TERMINATION

22.1

Termination. The Client (including any Fund) or the Custodian may terminate this Agreement by written notice to the other party that is received not less than 120 days prior to the date upon which such termination will take effect, in the case by the Custodian, and not less than 60 days prior to the date upon which such termination will take effect, in the case of termination by the Fund. Notwithstanding the foregoing provisions, either party may terminate this Agreement at any time (a) for cause, which is a material breach of the Agreement not cured within 60 days of notice thereof, in which case termination shall be effective upon receipt of written notice by the non-terminating party, or (b) upon thirty (30) days’ written notice to the other party in the event that either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect. Termination of this Agreement with respect to any one particular Fund shall in no way affect the rights and duties under this Agreement with respect to any other Fund.

Upon termination of this Agreement pursuant to this Section with respect to the Client or a Fund, the Client shall pay Custodian its compensation due as of the termination date and shall reimburse Custodian for its outstanding costs, expenses and disbursements except, if termination is based on termination for a material breach of this Agreement coupled with the Custodian’s failure to meet its standard of care under this Agreement, less any losses or damages caused by such event.

22.2

Effect on Securities and Successor Custodian. Upon termination, the Custodian shall deliver the Securities and Cash as instructed by the Client, on behalf of a Fund. If by the termination date the Client, on behalf of a Fund, has not given Instructions to deliver any Securities or Cash, and if directed by Client, the Custodian will provide the services hereunder until a replacement custodian is in place, for a reasonable period of time not to exceed nine months, subject to the terms of this Agreement, including compensation. In the event of the appointment of a successor custodian, it is agreed that the Securities and Cashs of the Trust held by the Custodian or any Subcustodian shall be delivered to the successor custodian in accordance with reasonable Instructions. The Custodian agrees to cooperate with the Trust in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Custodian shall in like manner transfer the Trust’s Securities and Cash in accordance with Instructions.

22.3

Surviving Terms. The parties agree that the rights and obligations contained in Sections 10 (with respect to tax years and tax liabilities during the term of this Agreement) 11, 12, 14, 15, 16, 17 (with respect to provisions relating to corporate actions), 18, 21, 22 and 23 of Agreement shall survive the termination of this Agreement.

23.	GOVERNING LAW AND JURISDICTION

23.1	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of New York.

23.2

Jurisdiction. The federal and state courts of the State of New York located in the City of New York will have non-exclusive jurisdiction to hear any disputes arising out of or in connection with this Agreement, and the parties irrevocably submit to the jurisdiction of such court.

23.3

Venue. Each party hereby waives any objection it may have at any time, to the laying of venue of any actions or proceedings brought in any court specified in Section 22.2 hereof, waives any claim that such actions or proceedings have been brought in an inconvenient forum and further waives the right to object that such court does not have jurisdiction.

24.	MISCELLANEOUS

24.1

Severability. If any provision of this Agreement is or becomes illegal, invalid or unenforceable under any applicable law, the parties intend that the remaining provisions will remain in full force and effect (as will that provision under any other law).

24.2

Waiver of Rights. No failure or delay of the Client or the Custodian in exercising any right or remedy under this Agreement constitutes a waiver of that right. Any waiver of any right is limited to the specific instance. The exclusion or omission of any provision or term of this Agreement shall not constitute a waiver of any right or remedy the Client or the Custodian may have under applicable law.

24.3

Recordings. The Client and the Custodian consent to telephonic or electronic monitoring or recordings of any communications for security and quality of service purposes and agree that either may produce telephonic or electronic recordings or computer records as evidence in any proceedings brought in connection with this Agreement.

24.4

Further Information. The Client, on behalf of a Fund, agrees to execute further documents and provide materials and information as may be reasonably requested by the Custodian to enable it to perform its duties and obligations under this Agreement.

24.5

Meetings. Representatives of the Custodian will meet with the Client at the Client’s office in either Chicago, Illinois or Charlotte, North Carolina (as agreed upon by the parties) at least semi-annually, and at other offices as requested from time to time by the Client.

24.6

Entire Agreement; Amendments. This Agreement constitutes the entire understanding and agreement of the parties hereto and supersedes any other oral or written agreements heretofore in effect between the Trust and the Custodian with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought, provided, however, that an Instruction shall (whether or not such Instruction shall constitute a waiver, amendment or modification for purposes hereof) be deemed to have been accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith. In the event of a conflict between the terms of this Agreement and the terms of a service level agreement or other operating agreement in place between the parties from time to time, the terms of this Agreement shall control.

24.7

Assignment. No party may assign or transfer any of its rights or obligations under this Agreement without the other’s prior written consent, which consent will not be unreasonably withheld or delayed; provided that the Custodian may make such assignment or transfer to a branch, subsidiary or affiliate if it does not materially affect the provision of services to the Client and its Funds.

24.8	Headings. Titles to Sections of this Agreement are included for convenience of reference only and shall be disregarded in construing the language contained in this Agreement.

24.9

Counterparts. This Agreement may be executed in several counterparts, each of which will be an original, but all of which together constitutes one and the same agreement. This Agreement may be executed by either or both parties electronically with fully binding effect.

24.10

Business Continuity Plan. Custodian shall maintain a comprehensive business continuity plan that is commercially reasonable and complies with applicable law, rules and regulations. The Custodian will provide an executive summary of such plan upon reasonable request of the Client. Custodian will test the adequacy of its business continuity plan at least annually. In the event of business disruption that materially impacts Custodian’s provision of service under this Agreement, Custodian will notify the Client in a reasonable amount of time of the disruption and the steps being taken in response.

24.11

Evolution of Services. Throughout the term of this Agreement, Custodian will seek to improve the quality, efficiency and effectiveness of its services, and to generally keep pace with technological advances. In this regard, the Custodian will seek to identify best practices, train its personnel in new techniques and technologies that have been implemented by the Custodian and to continue to make appropriate investments in the tools, infrastructure and other resources used to provide its services. The Custodian and the Client will meet annually to conduct a formal review of the Custodian’s services and discuss how the Custodian can assist the Client in supporting evolving business and competitive needs.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

CITIBANK, N.A.	NUSHARES ETF TRUST

By: /s/ Michele Pitts	By: /s/ E. Scott Wickerham

Name: Michele Pitts	Name: E. Scott Wickerham

Title: Vice President	Title: Vice President and Controller

APPENDIX A

Provisions Applicable to the Services of Non-US (“Foreign”) Custodians and

Depositories

In carrying out its duties with respect to non-U.S. Securities and foreign currencies (“foreign investments”), the Custodian shall place and maintain the Client’s foreign investments with, and use the services of, (i) any branch of the Custodian or (ii) any other person that is an Eligible Foreign Custodian (as defined in Rule 17f-5(a)(l) under the Investment Company Act of 1940, as amended (the “1940 Act”) selected by the Custodian as provided in Section 13 of the Agreement. Additionally, the Custodian may deposit and/or maintain foreign investments owned by a Fund in a securities depository located outside the United States of America that the Custodian has determined meets the definition of Eligible Securities Depository or that has otherwise been made exempt pursuant to an exemptive order of the SEC or no-action letter of the staff of the SEC (each of the foregoing being referred to in this Agreement as an Eligible Securities Depository).

(a) Foreign Custody Manager:

(i)

The Client’s board of trustees (hereinafter “Board”) hereby delegates to the Custodian, and the Custodian hereby accepts the delegation to it, of the obligation to serve as the Client’s “Foreign Custody Manager” (as that term is defined in rule 17f-5(a)(3), as amended from time to time, under the 1940 Act).

(ii)	As Foreign Custody Manager, the Custodian shall:
a.	select Eligible Foreign Custodians as defined in Rule 17f-5(a)(1) under the 1940 Act, to serve as foreign custodians and place and maintain a Fund’s foreign investments with such foreign custodians;
b.

in selecting a foreign custodian, first determine that foreign investments placed and maintained in the safekeeping of each Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such investments, including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv) under the 1940 Act;

c.	enter into written agreements with each Eligible Foreign Custodian selected by the Custodian hereunder;
d.

determine that the written contract with each Eligible Foreign Custodian (or, in the case of an Eligible Foreign Custodian that is a securities depository or clearing agency such contract (which may be between the Custodian and the securities depository or clearing agency or between an Eligible Foreign Custodian selected by the Custodian and the securities depository or clearing agency), the rules or established practices or procedures of the depository, or any combination of the foregoing) requires that the Eligible Foreign Custodian will provide reasonable care for the foreign investments, based on the standards applicable to custodians in the relevant market, and that all such contracts, rules, practices, and procedure satisfy the requirements of Rule 17f-5(c)(2) under the 1940 Act;

e.

provide written reports (x) notifying the Board of the placement of foreign investments with each Eligible Foreign Custodian, such reports to be provided at such time as they deem reasonable and appropriate, but not less than quarterly, and (y) promptly notifying the Board of the occurrence of any material change in the arrangements with Eligible Foreign Custodians; and

f.

monitor the continued appropriateness of (x) maintaining the foreign investments with Eligible Foreign Custodians selected hereunder and (y) the governing contractual arrangements; it being understood, however, that in the event the Custodian shall determine that any Eligible Foreign Custodian would no longer afford the foreign investments reasonable care, the Custodian shall promptly so advise the Client, on behalf of a Fund, and shall then act in accordance with the Instructions of the Client, on behalf of a Fund, with respect to the disposition of the affected foreign investments.

(iii)

Nothing in this paragraph shall relieve the Custodian of any responsibility otherwise provided in this Agreement for loss or damage suffered by the Client, on behalf of a Fund, from any act or omission that fails to meet the standard of care under this Agreement, including but not limited to, an act of negligence, bad faith or willful misconduct on the part of the Custodian, or any of its agents or any foreign custodian as provided in this Agreement.

(iv)

Nothing in this Agreement shall require the Custodian to make any selection on behalf of the Fund of a Client that would entail consideration of any factor reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country’s financial infrastructure and prevailing settlement practices. The Custodian agrees to provide to the Client, on behalf of a Fund, such information relating to such risk as the Client shall reasonably request from time to time and such other information as the Custodian generally makes available to clients with regard to such countries and risks.

(v)	Any foreign Custodian which is a branch or subsidiary of the Custodian will be held to the standard of care set forth in Section 14 of the Agreement for the Custodian.

(b) Non-U.S. Securities Depositories. Prior to the deposit or maintenance of foreign investments of the Fund with a securities depository located outside the United States of America, the Custodian shall have certified in writing to the Client, on behalf of its Funds, that the securities depository is an “Eligible Securities Depository”. Use of an Eligible Securities Depository shall be in accordance with applicable SEC rules and regulations, in particular Rule 17f-7 under the 1940 Act.

(i)

The Custodian shall, if requested by the Client or its designee pursuant to Instructions, provide the Client with all reports obtained by the Custodian or any Subcustodian with respect to an Eligible Securities Depository’s accounting system, internal accounting controls, and procedures for safeguarding Foreign Assets deposited in the Eligible Securities Depository.

(ii)

The Custodian (i) shall terminate the use of any Eligible Securities Depository on behalf of any Fund as soon as reasonably practicable and shall take all actions reasonably practicable to safeguard the foreign investments of any Fund maintained with such Eligible Securities Depository: (a) upon receipt of Instructions; or (b), in the absence of the receipt of Instructions, if the custody arrangement with the Eligible Securities Depository at any time ceases to satisfy the requirements of Rule 17f-7(b)(l), and (ii) shall provide the Client or its respective designees, on behalf of the Funds, with written notification of any termination of the Custodian’s use of an Eligible Securities Depository at least 90 business days prior to the effective date of the proposed termination, unless the Client in its discretion permit a shorter notification period.

(iii)

A list of each Eligible Securities Depository through which the Custodian maintains foreign investments of the applicable Fund(s) and the countries where they may hold Foreign Assets of the applicable Fund(s) shall be provided to the Client prior to effectiveness of this Agreement and will be updated and provided to Client at least quarterly.

(iv)

The Custodian shall (a) provide the Client (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories in accordance with section (a)(l)(i)(A) of Rule 17f-7, (b) establish a system to monitor the custody risks associated with maintaining foreign investments with the Eligible Securities Depository; (c) monitor such risks on a continuing basis, and promptly notify the Client (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(l)(i)(B) of Rule 17f-7; and (d) promptly notify the Client of any material change in the custody risks associated with maintaining foreign investments with the Eligible Securities Depository.

(c) Compulsory Depositories:

(i)

Notwithstanding the provisions of Section (a) above, the Custodian shall not serve as Foreign Custody Manager in respect of any Compulsory Depository, as defined below. The Custodian, through its branches or an Eligible Foreign Custodian shall be entitled to deposit and maintain the foreign investments in Compulsory Depositories as the Custodian deems prudent and appropriate, unless otherwise instructed by the Client, on behalf of a Fund, or its delegate;

(ii)

Prior to depositing the foreign investments in any Compulsory Depository, the Custodian shall notify the Client that such Depository will be used and provide the Client, in respect of such Depository, with current information of the type the Custodian provided to the Client in the Custodian’s Market Guides under the caption, “SEC Rule 17f-5 Package”. The Custodian, upon request, shall make its representatives available to consult, in good faith, with such of the Client’s delegates as the Client shall designate regarding the advisability of depositing the Client’s foreign investments with any Compulsory Depository;

(iii)

The Custodian shall provide the Client with reports regarding Compulsory Depositories as provided in Section (a)(5), above and shall provide the Client with such other information with regard to any Compulsory Depository as the Client shall reasonably request; and

(iv)

A “Compulsory Depository” shall mean a non-U.S. securities depository or clearing agency the use of which is mandatory (x) by law or regulation (y) because Securities cannot be withdrawn from the depository or clearing agency or (z) because maintaining Securities outside the securities depository or clearing agency was not consistent with prevailing local custodial practices.

(d) Segregation and Identification of Assets:

The Custodian will deposit Securities or Cash of the Client’s Funds with a foreign custodian or a non-U.S. depository or clearing agency only in an account which holds exclusively the assets of clients of the Custodian. In the event that the Custodian authorizes a foreign custodian to hold any foreign investments placed in its care in a non-U.S. depository or clearing agency, the Custodian will direct such foreign custodian to identify on its books such foreign investments as being held for the account of the Custodian as custodian for its clients.

(e) Instructions to Foreign Custodians:

Any Securities in a Custody Account deposited by the Custodian with a foreign custodian or non-U.S. depository or clearing agency will be subject only to the instructions of the Custodian or its agents; and any foreign investments held in a non-U.S. depository or clearing agency for the account of a foreign custodian will be subject only to the instructions of such foreign custodian as Subcustodian for the Custodian.

(f) Procedures of Foreign Custodians:

In utilizing any foreign custodian, the Custodian warrants that the established procedures to be followed by each foreign custodian holding Securities or Cash pursuant to this Agreement to be followed by each foreign custodian holding Securities or Cash pursuant to this Agreement address relevant control issues for such Securities or Cash and provide internal controls and procedures that are adequate to provide reasonable protection of the Securities or Cash. In addition, in utilizing any non-U.S. depository or clearing agency, the Custodian complies with the guidelines of OCC Banking Circular BC -235 with respect to such non-U.S. depository or clearing agency and has in place and utilizes its own internal controls and procedures to assess whether the non-U.S. depository or clearing agency is appropriately safekeeping the Securities or Cash.

(g) Exercise of Care:

In performing its obligations to satisfy the requirements of Rule 17f-5 and Rule 17f-7, the Custodian will exercise the standard of care set forth in Section 14 of this Agreement.

(h) Access of Independent Accountants of the Fund.

Upon request of the Fund, the Custodian will use commercially reasonable efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a Foreign Sub-Custodian insofar as such books and records related to the performance of such foreign banking institution under its contract with the Custodian.

APPENDIX B

NUSHARES ETF TRUST

Nuveen Growth Opportunities ETF

Nuveen ESG Large-Cap Value ETF

Nuveen ESG Small-Cap ETF

Nuveen ESG Large-Cap Growth ETF

Nuveen Enhanced Yield U.S. Aggregate Bond ETF

Nuveen ESG Mid-Cap Growth ETF

Nuveen ESG Mid-Cap Value ETF

Nuveen ESG U.S. Aggregate Bond ETF

Nuveen Short-Term REIT ETF

Nuveen ESG 1-5 Year U.S. Aggregate Bond ETF

Nuveen ESG Large-Cap ETF

Nuveen Dividend Growth ETF

Nuveen Small Cap Select ETF

Nuveen Winslow Large-Cap Growth ESG ETF

Nuveen ESG Dividend ETF

Nuveen ESG International Developed Markets Equity ETF

Nuveen Global Net Zero Transition ETF

Nuveen ESG Emerging Markets Equity ETF

Nuveen ESG High Yield Corporate Bond ETF

Appendix C

Confidentiality and Data Privacy Conditions

1.

Introduction. These conditions (“Conditions”) form part of the Global Custodian services Agreement (the “Agreement”) that applies between the Client and the Custodian in relation to the provision of Accounts (i.e. each Cash Account and Custody Account) and services to the Client pursuant to the Agreement. The purpose of these Conditions is to set out each Party’s obligations in relation to Confidential Information and Personal Data received from the other Party in connection with the provision of services under the Agreement. Some provisions of these Conditions are region-specific and will only apply in respect of the regions or countries specified. In some countries, further country-specific terms are required, and these will be included in the local conditions for that country provided in writing to the Client.

2.

Protection of Confidential Information and Personal Data. The Receiving Party will treat the Disclosing Party’s Confidential Information and Personal Data as confidential in accordance with the terms hereof and exercise at least the same degree of care with respect to the Disclosing Party’s Confidential Information and Personal Data that the Receiving Party exercises to protect its own Confidential Information and Personal Data of a similar nature, and in any event, no less than reasonable care. (In this regard, the Service Provider has implemented, and agrees to maintain, information security policies and programs consistent with industry guidelines and all applicable statutes, rules or regulations, that include commercially reasonable administrative, physical and technical safeguards designed to (a) protect the privacy, confidentiality, integrity and availability of the Client’s Confidential Information and Personal Data against any reasonably foreseeable threats or hazards and (b) reasonably protect against accidental, unlawful or unauthorized access, copying, damage, destruction, disclosure, distribution, loss, manipulation, modification, processing, use, reuse, interception, or transmission of such Confidential Information and Personal Data).

2.1.

Administrative Safeguards. The Service Provider has implemented, and agrees to maintain, commercially reasonable administrative safeguards that include, but are not limited to, (i) security awareness training designed to ensure understanding of responsibilities in guarding against security events and unauthorized use or access to Confidential Information, (ii) logging procedures to proactively monitor user and system activity, (iii) due diligence processes for any approved subcontractors processing Confidential Information, (iv) access termination procedures for timely revocation of access, (v) periodic user entitlement review processes, (vi) software development and change management processes, and (vii) security incident management policies and procedures for the detection, investigation, notification, evidence preservation and remediation of any security incident.

2.2.

Physical Safeguards. The Service Provider has implemented, and agrees to maintain, commercially reasonable physical safeguards that include, but are not limited to, (i) access controls at facilities processing Confidential Information or Personal Data, (ii) secured transport and appropriate disposal of physical media and paper waste containing Confidential Information or Personal Data, and (iii) controls designed to protect against environmental hazards (e.g., water or fire damage).

2.3.

Technical Safeguards. The Service Provider has implemented, and agrees to maintain, commercially reasonable technical safeguards that include, but are not limited to, (i) logical separation of Confidential Information and Personal Data on information systems, (ii) access controls to maintain appropriate segregation of duties and limit access to information resources on a need-to-know and least privileged basis, (iii) complex passwords at least seven characters in length or pass phrases, changed on a regular basis, and stored and transmitted in a secure manner, (iv) device and software management controls to guard against viruses and other malicious or unauthorized software, (v) information system and software patching consistent with manufacturer recommendations, (vi) intrusion detection and prevention systems to guard against unauthorized information system access, (vii) encryption of Confidential Information and Personal Data at rest and transmitted across unsecure or public networks including enforcement of Transport Layer Security (encryption protocol) for e-mail exchanged between Service Provider and the Client, (viii) encryption of Confidential Information and Personal Data stored on mobile media, and mobile electronic devices, and (ix) audit logging that records user and system activities.

2.4.

Assessment & Remediation. The Client, acting through an authorized representative reasonably acceptable to the Service Provider, at no additional expense and with reasonable notice, may no more than once per year inspect documentation concerning the Service Provider’s information security practices and safeguards and may visit facilities relevant to the services provided to a Fund, provided, however, that no such documentation may be copied or removed from the Service Provider’s premises. The Service Provider, as its sole expense, shall commission an independent penetration test of externally facing information systems that process Confidential Information or Personal Data on at least an annual basis, remediate any material findings within a commercially reasonable timeframe, and provide a Fund with copies of any relevant independent SOC 1, SOC 2, SOC 3 reports or comparable reports and, if applicable, ISO 27001 certification to verify its compliance with its obligations under the Agreement.

3.

Use and disclosure of Confidential Information. The Disclosing Party hereby grants the Receiving Party the right to use and disclose the Disclosing Party’s Confidential Information to the extent necessary to accomplish the relevant Permitted Purposes and as otherwise expressly set forth in these Conditions. The Receiving Party will only use and disclose the Disclosing Party’s Confidential Information to the extent permitted in these Conditions.

4.

Exceptions to confidentiality. Notwithstanding anything in these Conditions to the contrary, the restrictions on the use and disclosure of Confidential Information in these Conditions do not apply to information that: (i) is in or enters the public domain other than as a result of the act or omission of the Receiving Party or its Affiliates, or their respective Representatives, in breach of these Conditions; (ii) is obtained by the Receiving Party from a third party believed by the Receiving Party to have authority to provide it or already known by the Receiving Party, in each case without notice of any obligation to maintain it as confidential; (iii) was independently developed by the Receiving Party without use of, or reliance upon or reference to the Disclosing Party’s Confidential Information; or (iv) an Authorized Persons has agreed that the Receiving Party may disclose it; (v) constitutes Anonymized and/or Aggregated Data; or (vi) is required to be disclosed by judicial or administrative process or otherwise by applicable law or regulation.

5.	Authorized disclosures.

5.1

Affiliates and Representatives. The Receiving Party may disclose the Disclosing Party’s Confidential Information to Receiving Party’s Affiliates and to those of the Receiving Party’s and its Affiliates’ respective Representatives who have a “need to know” such Confidential Information, although only to the extent necessary to fulfil the relevant Permitted Purposes. The Receiving Party shall ensure that any of its Affiliates and such Representatives to whom the Disclosing Party’s Confidential Information is disclosed pursuant to this Condition 5.1 shall be bound to treat such Confidential Information as confidential and to use it for only the relevant Permitted Purposes.

5.2

Other disclosures. Service Provider Recipients may: (i) disclose the Client‘s Confidential Information to such parties as may be designated by the Client (for example, the Client’s shared service centre) and to Client Affiliates; and (ii) disclose the Client’s Confidential Information to Payment Infrastructure Providers and Securities Infrastructure Providers on a confidential basis to the extent necessary for the provision of the services under the Agreement.

5.3

Payment reconciliation. When the Client instructs the Service Provider to process, investigate or reconcile a payment or transaction between an account of the Client or one of its customers and a third party’s account, the Service Provider may disclose to the third party the Client’s name, address and account number (and such other Client Confidential Information as may be reasonably required by the third party to effect such payments or transaction, respond to requests from information about such payments or transactions, or perform payment or transaction reconciliations).

5.4

Legal and regulatory disclosure. The Receiving Party (and, where the Service Provider is the Receiving Party, Service Provider Recipients, Payment Infrastructure Providers and Securities Infrastructure Providers and where the Client is the Receiving Party, Client Affiliates and their respective

Representatives and Third Party Service Providers) may disclose the Disclosing Party’s Confidential Information pursuant to legal process, or pursuant to any other foreign or domestic legal and/or regulatory obligation or request, and/or legal, regulatory, tax and government authorities, and persons from whom they receive or to whom they make, process, administer or reconcile payments or other financial transactions on behalf of the Disclosing Party (“Required Disclosure”). In the event the Receiving Party must make a Required Disclosure, the Receiving Party shall (i), to the extent permitted by applicable Law, use commercially reasonable efforts to notify the Disclosing Party of such Required Disclosure prior to making such Required Disclosure, so that the Disclosing Party may have an opportunity to object to such disclosure or to obtain a protective order or other appropriate relief, (ii) provide such reasonable cooperation and assistance as the Disclosing Party may reasonably request in any effort by the Disclosing Party to obtain such relief, and (iii) take reasonable steps to limit the amount of Confidential Information so disclosed and to protect its confidentiality.

6.

Retention and deletion. On termination of the Agreement, each of the Client and Service Provider Recipients shall be entitled to retain and use the other party’s Confidential Information, subject to the confidentiality and security obligations herein, for legal, regulatory, audit and internal compliance purposes and in accordance with their internal records management policies to the extent that this is permissible under Laws and regulations applicable to the Receiving Party, but shall otherwise securely destroy or delete such Confidential Information. Notwithstanding the foregoing, the Receiving Party shall not be obliged to destroy electronic records. Upon the reasonable request of the Client, copies of any books and records shall be provided by the Service Provider to the Client or its authorized representative or any successor service provider.

7.	Data privacy.

7.1

Compliance with Law. The Receiving Party will comply with local data protection Laws applicable to the Receiving Party in Processing Disclosing Party Personal Data in connection with the provision or receipt of services under the Agreement.

7.2

Confidentiality and security. The Service Provider will and will use reasonable endeavors to ensure that Service Provider Affiliates and Third Party Service Providers will, implement reasonable and appropriate technical and organizational security measures to protect Client Personal Data that is within its or their custody or control against unauthorized or unlawful Processing and accidental destruction or loss.

7.3

Purpose limitation. The Client hereby authorizes and instructs the Service Provider to Process Client Personal Data in accordance with and as permitted by these Conditions and to the extent reasonably required for the relevant Permitted Purposes for the period of time reasonably necessary for the relevant Permitted Purposes. The Service Provider shall not Process Client Personal Data for any other purpose unless expressly authorized or instructed by the Client.

7.4

International transfer. The Client acknowledges that in the course of the disclosures described in Condition 5 (Authorized disclosures) above, Disclosing Party Personal Data may be disclosed to recipients located in countries that do not offer a level of protection for those data as high as the level of protection in the country in which the Service Provider is established or the Client is located.

7.5

Consent and warranty. To the extent that the Client is the Data Subject of Client Personal Data Processed by the Service Provider, then the Client consents to the Service Provider’s Processing of all of such Client Personal Data as described in these Conditions. To the extent that the Service Provider Processes Client Personal Data about other Data Subjects (for example, the Client’s personnel or Related Parties or the Client’s customers), the Client warrants that to the extent required by applicable Law or regulation it has provided notice to and obtained consent from such Data Subjects in relation to the Service Provider’s (and its Affiliates’ and Third Party Service Providers’) Processing of their Personal Data as described in those Conditions (and will provide such notice or obtain such consent in advance of providing similar information for such Processing to the Service Provider of such Affiliates or Third Party Service Providers in future). The Client further warrants that any such consent has been granted by these Data Subjects for the period reasonably required for the realization of the relevant Permitted Purposes. The parties acknowledge and agree that the above consent may not be required if the Processing is necessary for the performance of obligations resulting from a contract with the Data Subject or imposed by Law, or for the purposes of legitimate interests pursued by the Service Provider or a person to whom the Client Personal Data are disclosed which are not outweighed by prejudice to the rights, freedoms or legitimate interests of the Data Subjects or (other than where the Service Provider is established in Austria and/or the Czech Republic) for the Processing of information relating to persons other than living individuals. Service Provider’s Affiliates shall be third party beneficiaries of the Client’s warranties in this Condition 7.5.

7.6

Employee reliability and training. The Service Provider will take reasonable steps to ensure the reliability of its employees who will have access to Client Personal Data and will ensure that those of its employees who are involved in the Processing of Client Personal Data have undergone appropriate training in the care, protection and handling of Personal Data.

7.7

Audit. The Service Provider shall provide the Client with such information as is reasonably requested by the Client to enable the Client to satisfy itself of the Service Provider’s compliance with its obligations under these Conditions. Nothing in these Conditions shall have the effect of requiring the Service Provider, its Affiliates or any Third Party Service Provider to provide information that may cause it to breach its respective confidentiality obligations to third parties or its respective internal data security and confidentiality policies and procedures.

8.

Security Incidents. If the Service Provider becomes aware of a Security Incident, the Service Provider will investigate and remediate the effects of the Security Incident in accordance with its internal policies and procedures and the requirements of Law and regulation applicable to Service Provider. The Service Provider will notify the Client as promptly as reasonably possible under the circumstances, upon learning of a Security Incident involving a Fund’s Confidential Information or Personal Data, unless the Service Provider is subject to a legal or regulatory constraint, or if it would compromise the Service Provider’s investigation. Notification shall take the form of a phone call to the designated Client contact(s) and shall include at a minimum, (a) problem statement or description, (b) expected resolution time (if known), and (c) the name and phone number of the Service Provider representative that the Fund may contact to obtain updates. The Service Provider agrees to keep the Client informed of progress and actions taken to resolve the incident and cooperate with the Client in any litigation or investigation arising from said incident. The Service Provider will provide reasonable information and assistance to the Client to help the Client to meet its obligations to Data Subjects and regulators. Unless such disclosure is mandated by Law, the Client in its sole discretion will determine whether to provide explicit notification to a Fund’s shareholders, customers or employees concerning incidents involving a Fund’s personally identifiable information relating to such persons. The parties agree that where the Service Provider has no direct contractual relationship with Data Subjects whose data have been compromised in a Security Incident, the Client will be responsible for making any notifications to regulators and individuals that are required under applicable data protection Law or regulation. Neither the Service Provider nor the Client will issue press or media statements or comments in connection with the Security Incident that name the other party unless it has obtained the other party’s prior written consent.

9.	Data protection: EEA and Jersey - specific provisions. The following provisions of this apply only where the Service Provider is established in the European Economic Area or Jersey:

9.1

Withdrawal of consent. Consent to the Processing of Personal Data is voluntary and Data Subjects may withdraw their consent to this Processing. However, if consent is withdrawn and unless the Service Provider is entitled to continue the relevant processing without consent, this may prevent the Service Provider from providing services under the Agreement. Data Subjects may have recourse to the courts in the event that their rights have been infringed.

9.2

Data subject rights. Data Subjects may object, by request and free of charge, to the Processing or Disclosing Party Personal Data relating to them for certain purposes, including direct marketing, and may access and rectify, or request deletion in compliance with local Law and the terms herein, of

Disclosing Party Personal Data relating to them, and may request not to be subject to an automated decision. More information about the Service Provider’s Processing of Client Personal Data, the relevant data protection authority and data processing registrar, if applicable, may be obtained by contacting the Client’s account manager.

9.3

Data processor. If and to the extent that the Service Provider’s Processing activities in relation to Client Personal Data cause it to be regarded as a data processor for the Client, the Service Provider will act only on the Client’s Instructions in relation to such data. Client’s Instructions are as specified in Condition 7.3.

9.4

Information and assistance. The Service Provider shall provide such information and assistance to the Client as the Client may reasonably request in order to enable the Client to comply with the rights of Data Subjects or with information notices served by any data protection authority.

9.5

Recipients. Clients of Service Provider establishments in Bulgaria, the Czech Republic, Hungary, Italy and Spain may obtain further information about Service Provider Affiliates, the Service Provider’s Third Party Service Providers and Payment Infrastructure Providers and Securities Infrastructure Providers to whom their Personal Data has been disclosed on request from the Client’s account manager.

10.	Definitions. Capitalized terms used in these Conditions shall have the meanings given to them in the services Agreement or as set out below:

“Affiliate” means either a Service Provider Affiliate or a Client Affiliate, as the context may require;

“Anonymized and/or Aggregated Data” means information relating to the Disclosing Party or its Related Parties (or, in the case of Client, its customers) received or generated by the Receiving Party in connection with the provision or receipt of the services under the Agreement and in respect of which all personal identifiers have been removed, and/or which has been aggregated with other data, in both cases such that the data cannot identify or be reverse engineered to identify the Disclosing Party, its Affiliates or Related Parties or their respective customers or Representatives, or a natural person;

“Conditions” means these Confidentiality and Data Privacy Conditions;

“Confidential Information” means:

(A)  where the Disclosing Party is the Client or a Client Affiliate, or any of their respective Representatives: information relating to the Client or Client Affiliates or their respective Representatives or Related Parties received by Service Provider Recipients in the course of providing services under the Agreement to the Client, including all Client Personal Data, Client’s transactional information, and any other information that is either designated by the Client as confidential at the time of disclosure or that a reasonable person would consider to be of a confidential or proprietary nature; or

(B)  where the Disclosing Party is the Service Provider or a Service Provider Affiliate, or any of their respective Representatives or Third Party Service Providers or technology or data licensors: information relating to the Service Provider or Service Provider Affiliates or their respective Representatives, Third Party Service Providers or technology or data licensors, received or accessed by the Client, Client Affiliates and their respective Representatives in connection with the receipt of services under the Agreement, including Service Provider Personal Data, information relating to the Service Provider’s products and services and the terms and conditions on which they are provided, technology (including software, the form and format of reports and on-line computer screens), pricing information, internal policies, operational procedures and any other information that is either designated by the Service Provider as confidential at the time of disclosure or that a reasonable person would consider to be of a confidential or proprietary nature;

“Control” means that an entity possesses directly or indirectly the power to direct or cause the direction of the management and policies of the other entity, whether through the ownership of voting shares, by contract or otherwise;

“Client Affiliate” means any entity, present or future, that directly or indirectly Controls, is Controlled by, or is under common Control with Client, and any branch thereof, including, without limitation, if the Client is an investment adviser or other financial institution, pooled investment vehicles managed or sponsored by the Client with respect to which Service Provider provides services under the Agreement;

“Client Personal Data” means Personal Data relating to a Data Subject received by or on behalf of the Service Provider from the Client, Client Affiliates and their respective Representatives and Related Parties in the course of providing services under the Agreement to the Client. Client Personal Data may include names, contact details, identification and verification information, nationality and residency information, taxpayer identification numbers, voiceprints, Service Provider account and transactional information (where legally permissible), to the extent that these amount to Personal Data under applicable local data protection or data privacy Law;

“Data Subject” means a natural person who is identified, or who can be identified directly or indirectly, in particular by reference to an identification number or to one or more factors specific to his or her physical, physiological, mental, economic, cultural or social identity, or, if different, the meaning given to this term or nearest equivalent term under applicable local data protection or data privacy Law with respect to such natural person. For the purpose of these Conditions, Data Subjects may be the Client, Client Affiliates, the Service Provider, their personnel, Related Parties, customers of the Client, suppliers, payment remitters, payment beneficiaries or other persons;

“Disclosing Party” means a Party to the Agreement that discloses Confidential Information to the other Party;

“Disclosing Party Personal Data” means Personal Data provided by or on behalf of the Disclosing Party to the Receiving Party in the course of the provision or receipt of the services under the Agreement;

“Payment Infrastructure Provider” means a payments clearance system or other third party which forms part of a payment system infrastructure, including without limitation communications, clearing or payment systems and intermediary banks or correspondent banks who are not agents of the Service Provider;

“Permitted Purposes” in relation to the Service Provider’s use of Client’s Confidential Information means the following purposes: (i) to provide services under the Agreement to the Client and, where contemplated by the Agreement, the Client’s Affiliates and Related Parties, in accordance with the Agreement; (ii) to undertake activities directly related to the provision of services under the Agreement, such as, by way of non-exhaustive example: (a) to fulfil foreign and domestic legal, regulatory and compliance requirements (including US anti-money laundering obligations applicable to the Service Providers and its Affiliates) and comply with any Law applicable to any of the Service Provider, Service Provider Affiliates and their respective Third Party Service Providers; (b) to verify the identity of Client representatives who contact the Service Provider or may be contacted by the Service Provider; (c) for risk assessment, statistical, trend analysis and planning purposes; (d) to monitor and record calls and electronic communications with the Client and its Affiliates and Related Parties and their respective Representatives for quality, training, investigation and fraud prevention purposes; (e) for crime detection, prevention, investigation and prosecution; (f) to enforce or defend the Service Provider’s, its Affiliates’ and Third Party Service Providers’ rights; and (g) to manage the Service Provider’s relationship with the Client and, where services may be consumed by them as contemplated by the Agreement, the Client’s Affiliates and Related Parties, which may include providing information to Client and Client Affiliates and Client’s Related Parties about the Service Provider’s and Service Provider Affiliates’ products and services; and (iii) the purposes set out in Condition 5 (Authorized disclosures);

“Permitted Purposes” in relation to the Client’s use of the Service Provider’s Confidential Information means the following purposes: (i) to enjoy the benefit of, enforce or defend its rights and perform its obligations in connection with the receipt of services from the Service Provider in accordance with the Conditions, (ii) to manage the Client’s relationship with the Service Provider, Service Provider Affiliates and Related Parties; and (iii) to undertake activities directly related to the receipt of services under the Agreement, such as, by way of non-exhaustive example: (a) to fulfil foreign and domestic legal, regulatory and compliance requirements (including US anti-money laundering obligations applicable to the Client and its Affiliates) and comply with any Law applicable to any of the Client, Client Affiliates and their respective Third Party Service Providers; (b) to verify the identity of Service Provider representatives who contact the Client or may be contacted by Client; (c) for risk assessment, statistical, trend analysis and planning purposes; (d) to monitor and record calls and electronic communications with the Service Provider and its Affiliates and Related Parties and their respective Representatives for quality, training, investigation and fraud prevention purposes; (e) for crime detection, prevention, investigation and prosecution; and (f) to enforce or defend the Client’s, its Affiliates’ and Third Party Service Providers’ rights; and (iii) the purposes set out in Condition 5 (Authorized disclosures);

“Personal Data” means any information that can be used, directly or indirectly, alone or in combination with other information, to identify an individual, and may include Client Personal Data, or, if different, the meaning given to this term or nearest equivalent term under applicable local data protection or data privacy Law;

“Processing” of Personal Data means any operation or set of operations that is performed upon Personal Data, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction, or, if different, the meaning given to this term or nearest equivalent term under applicable local data protection or data privacy Law with respect to such Personal Data;

“Receiving Party” means a Party to the Agreement that receives Confidential Information from the other Party to the Agreement;

“Related Party” means any natural person or entity, or branch thereof, that: (i) owns, directly or indirectly, stock of the Client, if the Client is a corporation, (ii) owns, directly or indirectly, profits, interests or capital interests in the Client, if the Client is a partnership, (iii) is treated as the owner of the Client, if the Client is a “grantor trust” under sections 671 through 679 of the United States Internal Revenue Code or is of equivalent status under any similar Law of any jurisdiction, domestic or foreign, (iv) holds, directly or indirectly, beneficial interests in the Client, if the Client is a trust; or (v) exercises control over the Client directly or indirectly through ownership or any arrangement or other means, if the Client is an entity, including (a) a settlor, protector or beneficiary of a trust, (b) a person who ultimately has a controlling interest in the Client, (c) a person who exercises control over the Client through other means, such as manager of a limited liability company or a general partner of a partnership, or (d) the senior managing official of the Client; or (vi) an investment adviser that provides services to or for the benefit of Client or a Client Affiliate;

“Representatives” means a Party’s officers, directors, employees, agents, representatives, professional advisers and Third Party Service Providers;

“Securities Infrastructure Provider” means a securities exchange or settlement system or other third party which forms part of a securities settlement infrastructure, including without limitation communications, clearing or payment systems and brokers, dealers and banks;

“Security Incident” means (i) the actual unauthorized access to or use of the Confidential Information or Personal Data of the Client, Client Affiliates or Client’s Third Party Service Providers, or (ii) the unauthorized disclosure, loss, theft or manipulation of such parties’ Confidential Information or Personal Data that has the potential to cause harm;

“Service Provider Affiliate” means any entity, present or future, that directly or indirectly Controls, is Controlled by or is under common Control with the Service Provider, and any branch or representative offices thereof, including Citibank, N.A. and Citigroup Technologies, Inc.;

“Service Provider Personal Data” means Personal Data relating to a Data Subject received by the Client from the Service Provider, Service Provider Affiliates and/or their respective Representatives or Third Party Service Providers in the course of receiving services under the Agreement from the Service Provider or such Service Provider Affiliates and/or Representatives or Third Party Service Providers. Service Provider Personal Data may include names and contact details, to the extent that these amount to Personal Data under applicable local data protection or data privacy Law;

“Service Provider Recipients” means the Service Provider, Service Provider Affiliates and their respective Representatives and Third Party Service Providers; and

“Third Party Service Provider” means a third party reasonably selected by the Receiving Party or its Affiliate to provide services to it and who is not a Payment Infrastructure Provider or Securities Infrastructure Provider. Examples of Third Party Service Providers include technology service providers, business process outsourcing service providers and call center service providers.

End of Annex

APPENDIX D

ANNEX TO GLOBAL CUSTODIAL AND AGENCY SERVICES AGREEMENT

U.S. SPECIAL RESOLUTION REGIME RECOGNITION

(1) Recognition of U.S. Regimes. In the event that the Custodian becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement, any transaction under this Agreement or any related Credit Enhancement between the parties (each, a “Relevant Agreement”) and any interest and obligation in or under, and any property securing, such Relevant Agreement (“Relevant Interests”) from Custodian will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Relevant Agreement and Relevant Interests were governed by the laws of the United States or a state of the United States. In the event Custodian or any Citi Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights with respect to any Relevant Agreement against Custodian are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Relevant Agreement were governed by the laws of the United States or a state of the United States.

(2) Definitions. For the purposes of this Appendix, the following definitions apply:

“Citi Affiliate” means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of Custodian.

“Credit Enhancement” means, with respect to any Relevant Agreement, any credit enhancement or other credit support arrangement in support of the obligations of Custodian or Client thereunder or with respect thereto, including any guarantee, pledge, charge, mortgage or other security interest in collateral or title transfer collateral arrangement, trust or similar arrangement, letter of credit, transfer of margin, reimbursement obligation or any similar arrangement.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, the QFC Stay Rules, including without limitation any right of a party to liquidate, terminate, cancel, rescind, or accelerate an agreement or transactions thereunder; set off or net amounts owed; exercise remedies in respect of collateral or other credit support or related property; demand payment or delivery; suspend, delay, or defer payment or performance; alter the amount of, demand the return of or modify any right to reuse collateral or margin provided; otherwise modify the obligations of a party; or any similar rights.

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8. All references herein to the QFC Stay Rules shall be construed, with respect to Custodian to mean the particular QFC Stay Rule(s) applicable to it.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

End of Annex